ABLEAUCTIONS.COM, INC.

1963 Lougheed Highway

Coquitlam, British Columbia V3K 3T8

604-521-3369  Fax: 604-521-4911

Dear Shareholder,

Our Mission is to be a world leader in providing Internet auction technology, services related to broadcasting auctions on the Internet, and inventory for liquidation. For Ableauctions, 2004 was a year of significant growth and technological accomplishments.

It was the year that we built on the solid foundation that we laid in previous years – a foundation on which to build an exciting technology company. In the process, we made significant progress towards accomplishing many of our objectives and milestones.

We ended the year with solid results and witnessed a string of encouraging developments. We increased revenue to $4,423,171 for the year ended December 31, 2004, compared to revenue of $614,932 in 2003, an increase of 619%. We increased net income to $421,246 for the year ended December 31, 2004, compared to net income of $144,516 in 2003, an increase of 191%. The Company’s Shareholders’ Equity, defined as the carrying amount of the Company’s assets minus its liabilities, also increased for the eighth consecutive quarter to $11,505,806 at December 31, 2004 compared to $5,200,651 at December 31, 2003, an increase of 121%.

Over the last two years, we focused on overall profitability and maintained positive cash flow from operations and from the interest and dividends earned by our investments. In 2005, we are focused on expansion. Throughout 2004, our operating companies developed long-term strategies to grow their business models. In 2005, our objective is to implement those strategies.

 Ableauctions has had a great start. Already in 2005 we have announced our strategic partnership with Overstock.com Inc. and for the remainder of 2005, we expect to continue our expansion strategy, investing our profits back into our core business units and forging long term relationships with industry leaders.

The increased expenditures associated with the expansion may cause certain sectors of our business to incur losses, but we believe that by continuing to develop and expand, profitability will be achieved over time.

We have managed to attract some of the world’s leading companies to partner with in strategically delivering our services and technology, and we have established an experienced management team and an enviable board of directors, all dedicated towards building a significant technology company globally.

With innovative technology, good management and the support of our shareholders, we look forward to achieving our goals in the coming years.

On behalf of the Board of Directors, I would like to acknowledge the dedication, commitment and hard work of all our employees and consultants. It is a privilege to be associated with them and to serve you, our shareholders.

Yours truly,

Abdul Ladha

President & Chief Executive Office

June 16, 2005

ABLEAUCTIONS.COM, INC.

1963 Lougheed Highway, Coquitlam, British Columbia, Canada V3K 3T8 (604)-521-3369

IF YOU WOULD LIKE TO FAX YOUR VOTE, PLEASE FAX TO (604) 521-4911

PROXY: THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ableauctions.com, Inc. (the “Company”) hereby appoints ABDUL LADHA and BARRETT SLEEMAN, and each of them, as the attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Tuesday, July 26, 2005 at 11:00 a.m. Pacific Time at 1000 – 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1S8, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated below.

PROPOSAL 1 – Election of Directors:  (Check one only)

[    ] FOR all four nominees listed below.

[    ] WITHHOLD AUTHORITY to vote for all four nominees for director listed below.

[    ] FOR all four nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.

Nominees for election to the Board of Directors are Abdul Ladha, Barrett Sleeman, Dr. David Vogt, Michael Boyling.

PROPOSAL 2 – The ratification of the selection of Cinnamon Jang Willoughby as independent auditor of the Company for the fiscal year ending December 31, 2005.

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

PROPOSAL 3 – To approve an increase in the number of shares of common stock reserved for awards made under the Ableauctions.com, Inc. 1999 Stock Option Plan from 8,000,000 shares to 10,900,000 shares.

[    ] FOR

[    ] AGAINST

[    ] ABSTAIN

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders(s).  If no direction is made, this proxy will be voted “FOR” the nominees of the Board of Directors in the election of directors, “FOR” the proposal to ratify the selection of Cinnamon Jang Willoughby as our independent auditor and “FOR” the approval to increase the number of shares of common stock included in the Ableauctions.com, Inc. 1999 Stock Option Plan.  This proxy also delegates discretionary authority to vote with respect to any other business that may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

Dated:   ______________________ , 2005

_________________________________

(Stockholder’s Signature)

_________________________________

(Stockholder’s Signature)

Note:  Please mark, date and sign this proxy card and fax it or return it in the enclosed envelope.  Please sign as your name appears hereon.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

ABLEAUCTIONS.COM, INC.

1963 Lougheed Highway

Coquitlam, British Columbia V3K 3T8

604-521-3369  Fax: 604-521-4911

June 20 , 2005

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Ableauctions.com, Inc. (the “Company”) to be held at 11:00 a.m. (PST) on Monday , August 8 , 2005, at 1000 - 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1S8.

In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

We sincerely hope that you will be able to attend our Annual Meeting.  However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy by mail, or fax it to us to ensure that your shares are represented.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Ableauctions.com, Inc.

Very truly yours,

/s/ Abdul Ladha

ABDUL LADHA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

ABLEAUCTIONS.COM, INC.

_____________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

August 8, 2005

______________________________________________________

June 20, 2005

To our Stockholders:

The Annual Meeting of Stockholders of Ableauctions.com, Inc. will be held at 11:00 a.m. (PST) on Monday, August 8, 2005 , at 1000 - 595 Burrard Street, Vancouver, British Columbia, Canada, V7X 1S8 for the following purposes:

1.

To elect four directors, each to a one-year term;

2.

To ratify the selection of Cinnamon Jang Willoughby, Chartered Accountants, as the independent auditor for Ableauctions.com, Inc. for the 2005 fiscal year;

3.

To approve an increase in the number of shares of common stock reserved for awards made under the Ableauctions.com, Inc. 1999 Stock Option Plan; and

4.

To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on June 15, 2005 are entitled to notice of, and to vote at, the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Abdul Ladha

Abdul Ladha

President and CEO

IMPORTANT

Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy, either in the enclosed envelope, which requires no postage if mailed in the United States, or by faxing it to us at (604) 521-4911.  Promptly signing, dating, and returning the proxy will save the Company the additional expense of further solicitation.

ABLEAUCTIONS.COM, INC.

1963 Lougheed Highway

Coquitlam, British Columbia, Canada

V3K 3T8

_______________________________________________________

PROXY STATEMENT

_______________________________________________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ableauctions.com, Inc. to be voted at our 2005 Annual Meeting of Stockholders to be held at 11:00 a.m. (PST) on August 8 , 2005.  Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to our Secretary, by submission of a proxy with a later date, or by voting in person at the meeting.  A written revocation may be delivered by facsimile at (604) 521-4911.  These proxy materials are being mailed to our stockholders on or about June 30, 2005.  All monetary information included in this Proxy Statement is stated in U.S. dollars.

A copy of our Annual Report for the fiscal year ended December 31, 2004 is attached to this proxy statement as Appendix 1.  The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.  We will provide without charge to each person who was a stockholder on June 15 , 2005, upon written request of any such stockholder, a copy of our Annual Report on Form 10-KSB for the year ended December 31, 2004.  Any person who was a stockholder on June 15 , 2005 may request a copy of our Annual Report on Form 10-KSB by sending a written request to Abdul Ladha, President, Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia V3K 3T8.

VOTING SECURITIES

Only stockholders of record at the close of business on June 15 , 2005 are entitled to vote at the Annual Meeting.  The total number of shares of common stock that were issued, outstanding and entitled to be voted on the record date was 62,406,834 shares.  Each share of common stock is entitled to one vote on all matters to be acted upon at the Annual Meeting.  The holders of one third of the outstanding shares (20,802,278 shares) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting.  In accordance with applicable law, the election of directors shall be by a plurality of the votes cast, while the approval of all other proposals shall be by a majority of the votes cast.  Shares which abstain from voting as to these matters, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to these matters (“broker non-votes”), will not be counted as votes in favor of such matters.  For purposes of determining whether the affirmative vote of a majority of the shares present at the meeting and entitled to vote on a proposal has been obtained, abstentions and broker non-votes will be included in the number of shares present and entitled to vote.

SOLICITATION

We will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this Proxy Statement.  Copies of solicitation materials will be furnished to brokerage houses, nominees, fiduciaries and custodians to forward to beneficial owners of common stock held in their names.  We will reimburse brokerage firms and other persons representing beneficial owners of stock for their reasonable expenses in forwarding solicitation materials to the owners.  In addition to original solicitation of proxies by mail, our directors, officers and other employees may, without additional compensation, solicit proxies by telephone, facsimile and personal interviews.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We will only deliver one Proxy Statement to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders.  We will promptly deliver a separate copy of this Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered upon oral or written request to:

Ableauctions.com, Inc.

Attn: Corporate Secretary

1963 Lougheed Highway,

Coquitlam, British Columbia, Canada, V3K 3T8

Telephone No.:  (604) 521-3369

Stockholders may also address future requests for separate delivery of Proxy Statements and/or annual reports by contacting us at the address listed above.

PROPOSAL 1:

ELECTION OF DIRECTORS

Four directors are to be elected to our Board of Directors at the Annual Meeting.  Each director will hold office for a term of one-year or until his successor is elected and qualified.  The Board of Directors has nominated Abdul Ladha, Barrett Sleeman, Dr. David Vogt, and Michael Boyling to serve as directors.  All of the nominees currently serve on our Board of Directors.

Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

Nominees for Election

Abdul Ladha, Age 43

Abdul Ladha has been a director and our President and Chief Executive Officer since August 24, 1999.  In January 2004 he also began serving as our Chief Financial Officer.  In addition, Mr. Ladha is President of our wholly owned subsidiaries.  Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia.  In 1985, he founded Dexton Enterprises Inc., a subsidiary of Dexton Technologies Corporation, which was a company engaged in developing and providing web-based business solutions to small to mid-size retail and business-to-business customers, marketing and selling personal computer hardware and network systems to corporate and retail customers, and computer training and after-sales upgrade and support services.  Mr. Ladha was President, Chief Executive Officer, and a director of Dexton Technologies Corporation from December 1994 to July 2001.  In 1997, Dexton Technologies Corporation acquired all of the issued and outstanding shares of Able Auctions (1991) Ltd., which it subsequently sold to Ableauctions.com, Inc. on August 24, 1999.

Mr. Ladha is the Executive Director of CITA – The Canadian Institute for Technological Advancement, a non-profit organization dedicated to developing Canada’s technological entrepreneurs sponsored by the University of British Columbia, Simon Fraser University, the World Trade Centre, Ernst & Young, and some 60 corporations and institutions.

Barrett E.G. Sleeman, Age 64

Barrett Sleeman, a director since August 1999, is a professional engineer. He has also been a director of Crystal Graphite Corporation, a graphite property development company, from February 1999 to February 2004, and the Chief Executive Officer of Helena Resources from October 2001 to the present.  From April 1997 to September 2001, he was a director of Dexton Technologies Corporation, a technology company.  From May 1988 to May 2000, he was a director and the President of Omicron Technologies Inc., whose focus is the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts.  Mr. Sleeman also served as a director of Java Group Inc., an oil and gas company, from November 1997 to March 2000.  Mr. Sleeman was also President (October 1996 to October 1997) and a director (August 1996 to October 1997) of White Hawk Ventures Inc., and President (August 1995 to April 1997) and a director (March 1995 to January 1998) of International Bravo Resources Inc., both mining exploration companies.

Dr. David Vogt, Age 48

Dr. David Vogt, a director since April 2000, is a scientist and knowledge engineer.  An astronomer by training, he was Director of Observatories at the University of British Columbia in Canada from 1980 to 1992 before becoming Director of Science at Science World, Western Canada’s largest public science center.  With the development in 1993 of a “virtual science center” to support educational outreach, Dr. Vogt shifted his focus to explore the creation of knowledge using new media technologies.  Dr. Vogt is a founding executive of Brainium.com, an innovative online educational publishing company.  Brainium.com pioneers new media learning products for the kindergarten to Grade 12 market.  The award winning “Science Brainium”, located at www.brainium.com, is an online intermediate science resource currently reaching 7,000 schools internationally.  Dr. Vogt has been Vice President Business Development of Brainium Technologies Inc. since 1996.

Dr. Vogt combined undergraduate degrees in Physics and Astronomy and English Literature, earned in 1977 and 1978 from the University of British Columbia, into an interdisciplinary Ph.D. in information science and archaeoastronomy earned from Simon Fraser University in 1990.  Dr. Vogt was also founding director of the British Columbia Shad Valley Program, Chairman of the Canadian Broadcasting Corporation’s Advisory Committee on Science and Technology, and a founding member of the SchoolNet National Advisory Board.

Dr. Vogt’s professional associations include membership on the Software and Information Industry Association Content Board and sub-committee on Distance Learning, a technology planning committee for Ronald McDonald Houses International, the Education Committee for the Vancouver Foundation, the British Columbia government’s Information Technology Advisory Board, and the Board for Science World.

Michael Boyling, Age 48

Mr. Boyling, a director since February 2001, is the President of Boyling, Feltham, Rogers & Associates Inc. (BFR), which is an insurance and financial services company based in Vancouver, British Columbia with offices in Edmonton, Alberta, Calgary, and Winnipeg, Manitoba.  BFR’s business focuses on providing insurance and financial services to high net worth individuals and medium sized companies.  Through his three-year tenure as director and President, BFR has grown from annual revenue of CDN$500,000 to annual revenue in excess of CDN$5,000,000.

Mr. Boyling served with the Canadian Military (Army) from the age of 17 to the age of 38.  Since his retirement from military service, he has been self-employed in the financial industry.

Mr. Boyling also owns West Coast Global Equity/Ventures Inc., an international consulting company whose main focus is international financing and investing.  He has worked as a consultant and broker with a foreign government and international construction companies arranging equity and debt financing.

Prior to starting his own businesses, Mr. Boyling was employed in the insurance and financial services industry with two international insurance companies where he occupied the positions of Regional and International Sales Manager.

The Board of Directors recommends a vote FOR each of the nominees as a director.

PROPOSAL 2:

RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

The Board of Directors requests that stockholders ratify its selection of Cinnamon Jang Willoughby, Chartered Accountants, as our independent auditor for the 2005 fiscal year.  If the stockholders do not ratify the selection of Cinnamon Jang Willoughby, the Audit Committee of the Board of Directors will select another firm of chartered accountants.  Representatives of Cinnamon Jang Willoughby will be present at the meeting, and will be provided an opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the selection of Cinnamon Jang Willoughby, Chartered Accounts, as the Company’s independent auditor for the 2005 fiscal year.

Our Appointment of Cinnamon Jang Willoughby, Chartered Accountants as Auditor

On May 18, 2003, Morgan & Company, Chartered Accountants (the “Former Auditor”) were asked to resign as our independent auditor.  None of the Former Auditor’s reports for the year ended December 31, 2002 or thereafter contained an adverse opinion or disclaimer of opinion, however the report was modified as to our ability to continue as a going concern.  We engaged Cinnamon Jang Willoughby, Chartered Accountants as our independent auditor on May 18, 2003.  Our decision to change our auditor was approved by our Board of Directors.

During our fiscal year ended December 31, 2002 and through May 18, 2003, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Auditor would have caused it to make reference thereto in its report on the financial statements for such year.

Audit Fees

The following table sets forth fees billed to us by Cinnamon Jang Willoughby, Chartered Accountants during the fiscal year ended December 31, 2004 and 2003 for: (i) services rendered for the audit of our annual financial statements and the review of its quarterly financial statements, (ii) services that were reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees, (iii) services rendered in connection with tax compliance, tax advice and tax planning, and (iv) all other fees for services rendered.  There were no fees paid for services rendered that were not audit or review or attest services.

December 31, 2004

December 31, 2003

(i)

Audit Fees

$36,657

$26,555

(ii)

Audit Related Fees

$18,475

$7,587

(iii)

Tax Fees

$         0

$         0

(iv)

All Other Fees

$         0

$         0

PROPOSAL 3:

APPROVAL OF AN INCREASE TO THE COMMON STOCK RESERVED FOR AWARDS UNDER THE ABLEAUCTIONS.COM, INC. 1999 STOCK OPTION PLAN

The following discussion is qualified in its entirety by the terms and provisions of the Ableauctions.com, Inc. 1999 Stock Option Plan.

In 1999 our Board of Directors adopted the Ableauctions.com, Inc. 1999 Stock Option Plan (the “Option Plan”).  The Option Plan was approved by our stockholders on October 14, 1999.  The purpose of the Option Plan is to be able to attract and retain the services of persons who are valuable to us and to offer incentives to such persons to achieve the objectives of our stockholders.  We currently have one officer, four directors (one of whom is our sole officer) and 37 employees who are eligible to receive awards from the Option Plan.  Consultants who render services to us that are not in connection with a capital raising transaction may also be granted awards from the Option Plan.  The total number of shares of common stock reserved for the Option Plan is 8,000,000.  We are asking our stockholders to increase that amount by 2,900,000 shares, so that the total number of shares of common stock reserved for the Option Plan will be 10,900,000 shares.  As of December 31, 2004, there  were awards covering 7,832,000 shares of common stock, leaving 168,000 shares of common stock available for future awards.  As of June 15, 200 5, the value of the common stock available for future awards was $0.4 5 per share.

The Option Plan is administered by the Board of Directors, or any Committee that may be authorized by the Board of Directors, so long as any such Committee is made up of Non-Employee Directors, as that term is defined in Rule 16(b)-3(b) of the Securities Exchange Act of 1934.  Persons eligible for awards under the Option Plan may receive, if they are eligible, incentive options to purchase common stock.  If a recipient does not receive an incentive option, he or she will receive a non-qualified stock option.  The exercise price of an option must be no less than the fair market value of the common stock on the date of grant, unless the recipient of an award owns 10% or more of the Company’s common stock, in which case the exercise price of an incentive stock option must not be less than 110% of the fair market value.  An option grant may be subject to vesting conditions.  Options may be exercised in cash, or with shares of our common stock that are already owned by the recipient of the award.  The term of an option granted pursuant to the Option Plan may not be more than five years if the option is an incentive option granted to a recipient who owns 10% or more of the Company’s common stock, or 10 years for all other recipients and for recipients of non-qualified stock options.

The term of the Option Plan is ten years.

The following table illustrates the anticipated allocation of the 2,900,000 additional shares of our common stock for which we are seeking stockholder approval:

Name and Position	Dollar Value *	Number of Units

Abdul Ladha, President and director	0	0
Executive Group	0	0
Non-Executive Director Group	0	0
Non-Executive Officer Employee Group	$1, 305 ,000	2,900,000

*Based on the value of our common stock on June 15 , 2005, which was $0.4 5 per share.

The following table illustrates, as of December 31, 2004, information relating to awards granted from the Option Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column 2

Equity Compensation Plan Approved by Security Holders – 1999 Stock Option Plan	7,832,000	$0.40	168,000

Under United States tax law, a recipient of the awards described above will recognize no income upon grant of an incentive stock option and incur no tax on its exercise (unless the recipient is subject to the alternative minimum tax).  If the recipient holds the stock acquired upon exercise of an incentive stock option (the “ISO Shares”) for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the recipient generally will realize capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares.  This gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

If the recipient disposes of ISO Shares prior to the expiration of either required holding period described above, the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income.  Any additional gain will be long-term capital gain, depending upon the amount of time the ISO Shares were held by the recipient.

A recipient residing in the United States will not recognize any taxable income at the time a non-qualified stock option is granted.  However, upon exercise of a non-qualified stock option, the recipient will include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the recipient’s exercise price.  The included amount will be treated as ordinary income by the recipient and may be subject to withholding.  Upon resale of the shares by the recipient, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.  There is no tax consequence to us as a result of either the grant or the vesting of non-qualified stock options.  There is also no tax consequence to us as a result of either the grant or the vesting of incentive stock options.  However, if a United States employee fails to meet the rules governing incentive stock options (for example, by selling the stock sooner than the rules allow), we would be allowed a tax deduction to the extent that the employee had ordinary taxable income from the disqualified incentive stock option.  We are required to withhold FICA, Medicare and federal income taxes from United States employees and former employees upon disqualified dispositions of incentive stock options.  We are also subject to FICA, Medicare and FUTA on the amounts that are deemed to be wages.

BOARD AND COMMITTEE MEETINGS

During 2004, the Board of Directors held 18 meetings and all directors were present at each such meeting.  During 2004, the Board of Directors also acted by written consent in lieu of holding meetings.

COMPENSATION OF THE BOARD OF DIRECTORS

Our directors did not receive any cash compensation for their services during the last fiscal year.  In his capacity as an officer, Mr. Ladha received an option to purchase 1,500,000 shares of our common stock (see the section titled, “Executive Compensation) while Dr. Vogt and Messrs. Sleeman and Boyling each received an option to purchase 250,000 shares for their services as directors.  The options were granted at an exercise price of $0.40 per share, the fair market value on the date of grant.

Each director is eligible to participate in the 1999 Stock Option Plan and in the Ableauctions.com, Inc. 2002 Stock Option Plan for Directors (the “Directors’ Plan”).  Grants of options from both the 1999 Stock Option Plan and the Directors’ Plan are discretionary and are subject to the approval of the Board of Directors.

COMMUNICATIONS WITH MEMBERS OF THE BOARD OF DIRECTORS

The Board of Directors has not established a formal process for stockholders to send communications to its members.  Any stockholder may send a communication to any member of the Board of Directors, in care of our address or in care of the address shown in the table of beneficial ownership set forth on below.  If a communication is sent to our address, we will forward any such communication to the Board member.  If the stockholder would like the communication to be confidential, it should be so marked.

ATTENDANCE OF BOARD MEMBERS AT ANNUAL STOCKHOLDERS’ MEETING

Each of the members of the Board of Directors will be required to attend the Annual Meeting of our stockholders.  All members of the Board of Directors attended the previous Annual Meeting.

REPORT ON COMMITTEES

The Board of Directors has one standing committee, which is the Audit Committee.  Information regarding the functions of the Audit Committee, its present membership and the number of meetings held by the Audit Committee during the 2004 fiscal year is described below.

Audit Committee.  The Audit Committee is responsible for recommending to the Board of Directors the selection of independent public accountants to audit our books and records annually, to discuss with the independent auditors and internal auditors the scope and results of any audit, to review and approve any nonaudit services performed by our independent auditing firm, and to review certain related party transactions.  The members of the Audit Committee are Messrs Barrett Sleeman, David Vogt and Michael Boyling.  The Audit Committee met four times in the year 2004.

The Audit Committee is currently composed of three directors who are independent directors as defined under Rule 121 of the American Stock Exchange.  The Audit Committee operates under a written charter adopted by the Board of Directors.  We do not believe that any of the members of the Audit Committee would qualify as an “Audit Committee Financial Expert” as defined by Item 401 of Regulation SB promulgated under the Securities Act of 1933 and the Securities Exchange Act of 1934.  However, we are in compliance with section 121 of the Rules of the American Stock Exchange, which requires that at least one member of our Audit Committee is financially sophisticated.  We believe that both Mr. Barrett Sleeman and Mr. Michael Boyling meet the criteria of financial sophistication.

Our Audit Committee Charter is attached to this Proxy Statement as Appendix 2.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors.  Management is responsible for our financial statements and the financial reporting process, including the system of internal controls.  The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.  In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements that have been included in our Annual Report on Form 10-KSB for the year ended December 31, 2004.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.  In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management including the matters in the written disclosures provided to the Audit Committee as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees.

The Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in the Annual Report on Form 10-KSB for the 2004 fiscal year for filing with the Securities and Exchange Commission.

The Audit Committee has also recommended the selection of  the Company’s auditors for the fiscal year ending December 31, 2005 .

Members of the Audit Committee

/s/Barrett Sleeman

/s/Dr. David Vogt

/s/Michael Boyling

NOMINATION OF DIRECTORS

We do not have, nor are we required by the rules of the American Stock Exchange to have, a standing nominating or compensation committee.  Our Board of Directors is made up of four members, three of whom are deemed to be “independent”, as that term is defined in the rules of the American Stock Exchange.  Nominees to the Board of Directors were selected and approved by our three independent Board members, Barrett Sleeman, Dr. David Vogt and Michael Boyling.

The Board of Directors, acting as a Nominating Committee, does not have a policy with regard to the consideration of any director candidates recommended by stockholders.  The Board of Directors has made no determination as to whether or not such a policy should be adopted.  The Board of Directors will consider candidates recommended by stockholders.  Stockholders wishing to recommend a candidate for membership on the Board of Directors should submit to us the name of the individual and other pertinent information, including a short biography and contact information, in the manner described below on this Proxy Statement in the section titled “Stockholder Proposals”.

Some of the qualifications that may be considered by the Board of Directors in choosing a director are:

•

Minimum, relevant employment experience;

•

Familiarity with generally accepted accounting principles and the preparation of financial statements;

•

Post secondary education or professional license;

•

Previous experience as a Board member of an operating company; and

•

The ability to commit the number of hours per year necessary to discharge his or her duty as a member of its Board of Directors.

A candidate for director must agree to abide by our Code of Business Conduct and Ethics.

Our goal is to seek to achieve a balance of knowledge and experience on our Board.  To this end, we seek nominees with the highest professional and personal ethics and values, an understanding of our business and industry, diversity of business experience and expertise, a high level of education, broad-based business acumen, and the ability to think strategically.  Although we use the criteria listed above as well as other criteria to evaluate potential nominees, we do not have a stated minimum criteria for nominees.  The Board does not use different standards to evaluate nominees depending on whether they are proposed by our directors and management or by our stockholders.  To date, we have not paid any third parties to assist us in finding director nominees.

The Board of Directors has not received a nominee from a stockholder who is not also an officer or director of Ableauctions.  Each nominee to our Board of Directors expressed a willingness to serve during the 2005 fiscal year and, based on a review of their qualifications, were deemed to be suitable candidates for nomination.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of June 15, 2005, regarding the beneficial ownership of our common stock by any person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by directors and executive officers, and by all of our directors and executive officers as a group.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
Abdul Ladha, Director and Executive Officer 1963 Lougheed Highway Coquitlam, B.C. V3K 3T8	2,387, 475(2)	3.74%

Barrett Sleeman, Director 1699 Benson Road Point Roberts, WA, 98281	457,200(3)	0.73%

Dr. David Vogt, Director 3771 West 15th Avenue Vancouver, B.C., Canada, V6R 2Z7	457,200(3)	0.73%

Michael Boyling 95 – 5900 Ferry Road Ladner, B.C. V4K 5C3	457,200(3)	0.73%

All current directors and executive officers as a group (4 persons)		5.92%

(1) Based on an aggregate of 62,406,834 shares outstanding as of June 15 , 2005.  Where a named person holds options or warrants to purchase shares of our common stock, the number of shares that may be issued under those options or warrants are added to the figure 62,406,834 to calculate the percentage held by that person.

 (2) Includes the following:  (i) 500,000 shares of common stock to be issued pursuant to the exercise of an option granted on October 11, 2002 at a price of $0.15 per share pursuant to the Ableauctions.com, Inc. 2002 Stock Option Plan for Directors, (ii) 387,475 shares of common stock to be issued pursuant to the exercise of an option granted on May 8, 2003 at a price of $0.08 per share pursuant to the Ableauctions.com, Inc. 2002 Stock Option Plan for Directors and (iii) 1,500,000 shares of common stock to be issued pursuant to the exercise of an option granted on November 16, 2004 at a price of $0.40 per share pursuant to the Ableauctions.com, Inc. 1999 Stock Option Plan.

(3) Includes 200,000 shares of common stock to be issued pursuant to exercise of an option granted on October 11, 2002 at a price per share of $0.15 granted pursuant to the Ableauctions.com, Inc. 2002 Stock Option Plan for Directors and 250,000 shares of common stock to be issued pursuant to exercise of an option granted on November 16, 2004 at a price per share of $0.40 pursuant to the Ableauctions.com, Inc. 1999 Stock Option Plan.

To our knowledge, none of our directors, officers or affiliates, or any 5% or greater stockholder of our common stock, or any associate or any such directors, officers or affiliates, is a party that is adverse to us in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the Securities and Exchange Commission.  Directors, executive officers and persons who own more than 10% of our common stock are required by Securities and Exchange Commission regulations to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely upon review of the copies of such reports received or written representations from the reporting persons, we believe that during our 2004 fiscal year our directors, executive officers and persons who own more than 10% of our common stock complied with all Section 16(a) filing requirements with the exception of the form 4s filed by the directors on April 5, 2004, which should have been filed no later than April 3, 2004.  These reports documented the exercise of options by Barrett Sleeman, David Vogt and Michael Boyling.  Each director paid $4,000 to exercise the options and each, thereafter, sold the common stock he received for proceeds totaling $46,800.  On April 1, 2004, Abdul Ladha also exercised stock options for an exercise price of $15,002 and sold the common stock he received for $175,523.

EXECUTIVE COMPENSATION

The table below shows, for the last three fiscal years, compensation paid or accrued to our chief executive officer and the four most highly paid executive officers serving at fiscal year end whose total compensation exceeded $100,000.  These officers are referred to as the “named executive officers.”

Summary Compensation Table
	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year Ended (1)	Salary (US$)	Bonus (US$)	Other Annual Compen-sation (US$)	Securities under Option/SAR Granted (#)	Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)	All Other Compen- sation(2)
ABDUL LADHA(3) President and CEO	2004 2003 2002	72,850 71,054 144,309	Nil Nil Nil	Nil Nil Nil	1,500,000 1,000,000 500,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil

JEREMY DODD(4) Secretary-Treasurer and Chief Operating Officer	2002	87,500	Nil	Nil	100,000	Nil	Nil	Nil

RANDY EHLI(5) Director & President of Subsidiary	2002	110,004	Nil	Nil	300,000	75,000	Nil	12,000

BRETT JOHNSTON(6) Vice-President, California Operations and Secretary of Subsidiary	2002	83,328	Nil	Nil	Nil	50,000	Nil	Nil

JULIAN ELLISON(7) CEO and Director of iCollector	2002	102,398	Nil	Nil	Nil	Nil	Nil	Nil

(1)

Year ended December 31.

(2)

Car allowance.

(3)

President and CEO from August 24, 1999 to present.

(4)

Secretary-Treasurer and Chief Operation Officer from August 24, 1999 to August 2002.

(5)

Director, Vice-President of subsidiary from March 12, 2001 to present and Vice-President, Northwest Auctions of subsidiary from May 16, 2000 to Jan 1, 2003.

(6)

Vice-President, California Operations of subsidiary from March 29, 2001 to present and Secretary of subsidiary from July 26, 2000 to July 2002.

(7)

CEO and Director of iCollector.  Resigned November 27, 2002.

Option Grants in the Last Fiscal Year

During the fiscal year ended December 31, 2004, the Company granted the following stock options to named executive officers and directors while serving in their designated capacities:

Option/SAR Grants for Last Fiscal Year-Individual Grants(1)
Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise Price ($/sh)	Expiration Date
Abdul Ladha Michael Boyling David Vogt Barrett Sleeman	1,500,000 250,000 250,000 250,000	10.8% 1.8% 1.8% 1.8%	$0.40 $0.40 $0.40 $0.40	2009 2009 2009 2009

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Option/SAR Officer Exercises for Last Fiscal Year
Name	Number of Shares Acquired on Exercise	Value Realized	# of Securities Underlying Unexercised Options Exercisable/Unexercisable	Value of Unexercised- In-the-money Options Exercisable/Unexercisable
Abdul Ladha	562,575	$348,588	2,387,475/0	$893,610/0
Barrett Sleeman Michael Boyling David Vogt	150,000 150,000 150,000	$93,514 $93,460 $93,523	450,000/0 450,000/0 450,000/0	$171,500/0 $171,500/0 $171,500/0

Certain Relationships and Related Transactions

During the year ended December 31, 2004, the following related party transactions occurred:

Before acquiring Rapidfusion Technologies Inc. (“Rapidfusion”) in October 2003, we obtained services from Rapidfusion.  In 2001, Rapidfusion was controlled by Abdul Ladha, our President and Chief Executive Officer, in his capacity as the President and Chief Executive Officer of Dexton Technologies.  In the fiscal year ended December 31, 2003, we paid Rapidfusion the sum of approximately $63,848 for services before we completed the acquisition transaction.

On August 12, 2002, we entered into a joint venture with three of our directors, Abdul Ladha, Randy Ehli and Michael Boyling, to acquire approximately $345,000 of fine crystal and china from a bankruptcy estate.  In forming the joint venture, we, Abdul Ladha and Randy Ehli paid identical capital contributions and each was entitled to receive 27% of the venture’s net profits.  Michael Boyling was entitled to receive 19% of the venture’s net profits.  In January 2003, we bought out Randy Ehli’s interest for $60,000 and we now hold a 54% interest in the joint venture.  Abdul Ladha and Michael Boyling currently hold 27% and 19% interests respectively in the joint venture.  Net profits are defined as gross revenue less costs associated with liquidation (marketing, advertising, commission, auction fees, mall rent) less a 15% overhead fee paid to us for handling the inventory.

On October 11, 2002, we assigned a $285,000 receivable to Abdul Ladha, our President and Chief Executive Officer, who in turn, reassigned it and secured a loan against it from the Canadian Imperial Bank of Commerce.  We used the loan proceeds to reduce debt and for general corporate purposes.

In 2002, we borrowed funds from a $1 million line of credit made available to us by Abdul Ladha, our President and Chief Executive Officer, secured by our assets Company and those of our subsidiaries.  As of December 31, 2002, the amount of the loan was $199,679.  As of December 31, 2003, the amount of the loan was $0.

At December 31, 2004, we leased 8,000 square feet of showroom and office space at 1963 Lougheed Highway, Coquitlam, British Columbia.  The monthly rental payments were $5,681.  The landlord was Bullion Reef Holdings Ltd., a private company wholly-owned by Hanifa Ladha, who is the wife of our President, Abdul Ladha.  The rent payments were below market, as verified independently by Burgess Austin valuators.

On February 24, 2005, we, through our assignee and wholly owned subsidiary 0716590 B.C. Ltd., exercised an option to purchase the property located at 1963 Lougheed Highway, Coquitlam, British Columbia.  On the date of purchase, the building had two tenants besides us.  The purchase price was $2,221,316 and the effective date of the transaction was January 1, 2005.  We paid the purchase price in cash.  The property consists of 19,646 square feet of commercial space and 2,300 square feet of residential space and is located on approximately eight-tenths of an acre.  The property currently serves as our headquarters.  A portion of the property continues to be leased to the remaining two tenants.

STOCKHOLDER PROPOSALS

Under Rule 14a-8 of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year’s Proxy Statement must be directed to the Corporate Secretary at Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8, and must be received by March 30, 2006.  Any stockholder proposal for next year’s annual meeting submitted afterMarch 30, 2006 will not be considered filed on a timely basis.  For proposals that are not timely filed, we retain discretion to vote proxies we receive.  For proposals that are timely filed, we retain discretion to vote proxies we receive, provided that (i) we include in our Proxy Statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a Proxy Statement.

OTHER MATTERS

We are not aware of any other business to be acted on at the meeting.  If other business requiring a vote of the stockholders comes before the meeting, the holders of the proxies will vote in accordance with their best judgment.

APPENDIX 1

ANNUAL REPORT TO STOCKHOLDERS

NOTE REGARDING FORWARD LOOKING STATEMENTS

C ertain information contained herein constitutes “forward-looking statements,” including without limitation statements relating to goals, plans and projections regarding the Company’s financial position and the Company’s business strategy.  The words or phrases "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "considers" or similar expressions are intended to identify "forward-looking statements", as well as all projections of future results of operations or earnings.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or achievements of the Registrant to be materially different from any future results or achievements expressed or implied by such forward-looking statements.  Such factors include, but are not limited to, the following:  risks related to risks of technological change; the Registrant’s dependence on key personnel; the Registrant’s dependence on marketing relationships with auction houses, third party suppliers and strategic partners such as eBay; the Registrant’s ability to protect its intellectual property rights; government regulation of Internet commerce and the auction industry; dependence on continued growth in use of the Internet; risks of technological change; capacity and systems disruptions; uncertainty regarding infringing intellectual property rights of others and the other risks and uncertainties described in this report.

We do not undertake any responsibility to release publicly any revisions to these forward-looking statements to take into account events or circumstances that occur after the date of this filing.  Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events that may cause actual results to differ from those expressed or implied by the forward-looking statements contained in this filing.  Please read carefully the risk factors disclosed in this report and in other filings we make with the Securities and Exchange Commission.

OUR BUSINESS

We are a liquidation business and an on-line auction facilitator.  As an auction facilitator, we provide software platforms and services to third parties to give them the ability to conduct auctions over the Internet.  We earn our revenues from the following sources:

Liquidation Services - We sell merchandise through our liquidation stores, auctions and the operations of our subsidiary, Unlimited Closeouts, Inc. in California.   We also generate revenues through our inventory brokerage services at iTrustee.com (www.itrustee.com).

Auction Broadcast Services – We broadcast business and industrial auctions over the Internet for auctioneers and members of the National Auctioneers Association (NAA).  These auctions are facilitated using our proprietary technology (www.ableauctions.com/technology) through the website NAALive.com (www.NAALive.com).  Additionally, we broadcast antique and collectible auctions over the Internet for numerous galleries and auction houses throughout the world.  These auctions are facilitated using eBay’s live auction technology through the iCollector.com website (www.iCollector.com).  We also provide auction-related products and services for a fee (www.icollectorlive.com/services.aspx).

Point-of-Sale (POS) Services - Through our subsidiary, Rapidfusion Technologies, Inc. (www.rapidfusion.com/technology), we sell to retailers, install and support our proprietary point-of-sale (POS) sales processing and reporting system.

Because of the significant costs related to traditional auction businesses, such as maintaining a physical auction site and employees necessary to staff the auctions, we decided to abandon our plan to expand our bricks and mortar operations through continued acquisitions of auction businesses.  Furthermore, we no longer staff or operate our bricks and mortar auction businesses.  Instead, during the 2004 fiscal year we engaged third parties to conduct auctions for us on a commission basis at our U.S. and Canadian locations, which are in Washington, California, Ontario and British Columbia.

While our business has evolved away from conducting auctions through bricks and mortar operations, we have expanded our on-line auction operations and branched out into excess inventory liquidation.  We intend to continue to grow these business sectors.

Liquidation Services

During 2004, we expanded our business to include the liquidation of excess inventory.  We incorporated Unlimited Closeouts, Inc., which contacts major manufacturers and importers to purchase overstocks, order cancellations and discontinued products.  Unlimited Closeouts then sells the merchandise to major retail chains, other resellers or the public.  We developed iTrustee.com to increase the exposure to auctioneers of inventories that are in the possession of bankruptcy trustees, liquidators or others who need to sell merchandise quickly.

Auction Broadcast Services

We now provide technology and related services to auction houses and galleries to enable them to broadcast auctions live over the Internet, either through eBay Live Auctions or through the use of our proprietary technology.

In a traditional bricks and mortar auction setting, prior to the auction users must register to qualify as bidders.  Up until the start of an auction, users are able to preview the merchandise and submit absentee bids.  Once the auction begins, the registered users bid against each other for merchandise auctioned at a physical location with the auctioned merchandise being sold to the highest bidder.  A typical auction may draw 500 people and have 1,000 lots of merchandise.

Through our auction broadcast services, as used with our proprietary technology or the eBay Live Auctions platform, auction houses and galleries are now empowered with technology that enables them to broadcast their auctions over the Internet in real-time, allowing online bidders to bid against bidders physically present at the location.  Like a traditional bricks and mortar auction, users register on-line before the auction begins in order to qualify as bidders, to preview the merchandise and to place absentee bids.  Once the auction begins, online bidders bid from their computers in real-time against bidders present at the location (“floor bidders”) and against each other.  Online bidders are invoiced electronically for their winning bids and are able to remit payment electronically.  We believe that our technology and services make the online purchase of auction merchandise more convenient for consumers.  For auction businesses, we believe that this technology can increase the size of auction audiences by increasing exposure to auctions, increase the final hammer price for merchandise sold and lower overall transaction costs.

We have also developed technology that manages the “back-end” of the auction, enabling auctioneers to run auctions more efficiently, providing them with tools to automate invoicing, collect payment, track lot popularity, view bidder statistics and demographics, and print graphic reports.

iCollector

Through our subsidiaries, iCollector.com Technologies Ltd. and iCollector International Ltd. (collectively referred to as iCollector throughout this Annual Report), we broadcast auctions live over the Internet using eBay’s live auction technology and its platform, eBay Live Auctions.  iCollector represents antique, fine art and premium collectible auction houses and galleries, whose inventories typically include fine and decorative arts, modern and contemporary art, memorabilia, wine, fine furniture and collectibles that are obtained primarily from countries Europe, Canada and the United States.  iCollector catalogues its client’s inventory and hosts the inventory on its website located at www.icollector.com.  Using eBay’s live auction technology, iCollector also provides auction-related products and services to galleries and auction houses for a fee, so that the auctions can be conducted on eBay Live Auctions more efficiently.   We provide galleries and auction houses with tools to automate invoicing, collect payment, track lot popularity, view bidder statistics and demographics, and print graphic reports.  In March 2005, we renewed our agreement with eBay to facilitate live auctions between the auctions houses that are represented by iCollector and eBay Live Auctions.  During the 2004 fiscal year, iCollector facilitated 279 auction sessions.  The fees charged to these auction house clients, $1,500 per auction plus 5% of the value of the merchandise sold online, are shared equally between us and eBay.

Through iCollector, we recently established a consortium consisting of a number of auction companies with the objective of implementing our live auction technology and solidifying our relationship with eBay Live Auctions.  We currently have multi-year agreements to exclusively broadcast auctions for the following auction companies:

We have also partnered with other service providers in the art, antique and collectible market place in order to further expand our business.

NAALive

We have partnered with the National Auctioneers Association (“NAA”) to serve as its exclusive online auction contractor to broadcast business and industrial equipment auctions for its members on the website www.NAALive.com.  We provide these services to NAA’s 7,000 members with technology that we have developed.  This platform is the only web cast technology for live online auctions endorsed by the National Auctioneers Association.

Founded in 1948, the NAA membership is comprised of approximately 7,000 auctioneers worldwide with members in every state in the United States.  NAA members represent every facet of the auction industry, including, but not limited to, real estate, automotive, fine art, livestock, equipment and manufacturing.

We charge NAALive clients a fee of $125 per auction plus 1.5% of the value of the products sold online and we pay the NAA up to 20% in joint marketing fees.  Through NAALive, we facilitated 164 auction sessions in 2004.

Like our relationship with eBay Live Auctions, our relationship with the NAA is important to us.  If the NAA ceased allowing us to host its auctions, it would have a material adverse effect on our results of operations.

Point of Sale (POS) Software and Services

We also earn revenues from our subsidiary, Rapidfusion Technologies, Inc.  We acquired this subsidiary in October 2003.  Rapidfusion has developed point-of-sale software and services for retailers.  Users of these products and services may select from the following packages that we offer:

•

The POS2004 Professional Single-User (Retail $3,000) is our full-featured version for medium to large stores needing a comprehensive standalone point of sale solution and is upgradeable to multi-user version.

•

The POS2004 Professional Multi-User (Retail $3,750) is for medium to large stores requiring two or more terminals in one complete point of sale solution (back office terminal for inventory management, store-front terminals for sales processing).

•

The POS2004 Professional Head Office Solution (Retail $4,000) is designed to manage multiple store branches from one central terminal.   This version includes central control for purchase orders, inventory control, and customer database, and is able to consolidate data and track sales for multiple store branches.

Market for Common Equity

Our common stock has traded on the American Stock Exchange since June 29, 2000 under the symbol “AAC”.  Prior to June 29, 2000 our common stock traded on the Over-the-Counter Bulletin Board (OTCBB) under the symbol “ABLC”.  The range of high and low bid prices per share for our common stock for each quarter during the period from January 1, 2003 through December 31, 2004, as published by the American Stock Exchange and is set forth below.  The quotations merely reflect the prices at which transactions were proposed, and are not quarterly averages or do not necessarily represent actual transactions.  Prices do not include retail markup, markdown, or commissions and may not represent actual transactions.

Quarter Ended	2003
	High	Low
March 31	$0.07	$0.05
June 30	$0.88	$0.72
September 30	$0.48	$0.43
December 31	$0.71	$0.67

Quarter Ended	2004
	High	Low
March 31	$1.04	$0.82
June 30	$0.67	$0.64
September 30	$0.47	$0.45
December 31	$0.87	$0.82

There were 59 0 record holders of our common stock as of June 15, 2005 ..  This number does not include an indeterminate number of shareholders whose shares are held by brokers in street name.

We have not paid dividends on our common stock since our inception.  The decision to pay dividends on common stock is within the discretion of the Board of Directors.  It is our current policy to retain any future earnings to finance the operations and growth of our business.  Accordingly, we do not anticipate paying any dividends on common stock in the foreseeable future.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s Discussion and Analysis of Financial Condition and Results of Operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States.  The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, management evaluates its estimates and judgments.  Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Overview

We operate an excess inventory liquidation business and we facilitate on-line auctions.  Our headquarters are in Coquitlam, British Columbia, however our liquidation business is located in California and we maintain a small office in Fife, Washington.

Our plan when we acquired Able Auctions (1991) Ltd. in August 1999 was to expand its operations by purchasing bricks and mortar auction businesses throughout North America and developing the technology to allow them to broadcast their call auctions over the Internet.  However, after making several acquisitions we decided to abandon this strategy, due to the high cost of maintaining the auction businesses.  Instead, we turned our efforts to developing software that would allow us to host auctions on-line.  This technology has been developed.  During 2004 we entered into an agreement with the National Auctioneers Association to host on-line auctions for its members and we use this technology for those auctions.  In 2003, we began a relationship with eBay.  Our subsidiaries, iCollector.com Technologies Ltd. and iCollector International Ltd. use eBay’s Live Auction Platform to provide services to arts, collectible and antique auction houses that allow these institutions to broadcast their auctions over the Internet.  The fees we earn from these auction broadcasts are split equally with eBay.

In 2004 we entered the business of liquidating excess inventory.  Depending on the service we provide, we can either purchase the inventory and re-sell it, or we can act as a broker between the seller and a purchaser.  Our sales revenues during the 2004 increased significantly, primarily as a result of our liquidation business.  We are currently dependent on two individuals to operate our liquidation business.  If we were to lose the services of these individuals, it could have a material adverse effect on this sector of our business and on our results of operations.

During 2004 we also acquired Rapidfusion Technologies, Inc.  Rapidfusion Technologies, Inc. has developed point-of-sale software and services for retailers.

We intend to continue to expand our business by increasing the number of auctions we hold on-line, and by finding lucrative liquidation opportunities.  We continually contact auction houses, art galleries and dealers throughout the world in an effort to increase the number of auctions we host.  Liquidation opportunities come through bankruptcies, credit foreclosures, and importers, manufacturers and other liquidators who need to dispose of merchandise quickly.  However, our business will be adversely affected by any downturn in the general economy of the United States, from which we derived most of our revenues during the 2004 fiscal year.  A downturn in the economy of the United States would likely affect the capital available for purchasing goods that are not necessities.  There can be no assurance that we will be able to increase our revenues from operations.

Critical Accounting Policies and Estimates

In consultation with our Board of Directors, we have identified several accounting principles that we believe are key to an understanding of our financial statements.  These important accounting policies require management’s most difficult, subjective judgments.

Foreign Currency Translation

We have operations in both Canada and the U.S. with significant transactions in the currencies of both countries.  Consequently, we are exposed to and have experienced significant gains and losses in respect to foreign exchange.

We account for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, “Foreign Currency Translation”.  Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates.  Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date.  Non monetary assets and liabilities are translated at the exchange rate on the original transaction date.  Gains and losses from restatement of foreign currency monetary and non monetary assets and liabilities are included in income.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

Financial statements of our Canadian subsidiaries are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities.  Our investments in the structural capital of the Canadian subsidiaries have been recorded at the historical cost in U.S. dollars.  The resulting gains or losses are reported as a separate component of stockholders’ equity.  The functional currency of the Canadian subsidiaries is the local currency, the Canadian dollar.

Marketable Securities

The bulk of our assets are presently held in the form of marketable securities.  These investments generate significant revenues for us.

Our marketable securities consist of term deposits, bonds, income trusts and equity components.  These investments are recorded on the balance sheet at fair value and are recorded on the statement of cash flows as a component of operating activities.  These investments represent a substantial portion of our overall income, and accordingly unrealized and realized income and losses from these investments are included in the statement of operations.

Revenue Recognition

A substantial portion of our revenues are earned through non-traditional sources, particularly internet auctions.  Our policies with respect to the timing and amount of revenue recognition from our auction activities are critical to an understanding of our financial statements.

Our net revenues result from fees and revenue associated with Internet based listing fees and auction activities.  Internet related listing fees are derived principally from enabling independent auction houses to simultaneously broadcast their auctions over the Internet.  These fees are recognized upon successful completion of each individual auction when the final terms of sales and commissions have been determined.

We generally earn revenues from our auction activities either through consignment sales, or through sales of inventory we purchase.  For consignment sales, we earn auction fees charged to consignees, and buyer’s premiums charged to purchasers, determined as a percentage of the sale price.  For inventory sales, we earn a profit or incur a loss on the sale, to the extent the purchase price exceeds or is less than the purchase price paid for such inventory.

For each type of auction revenue, an invoice is rendered to the purchaser, and we recognize revenue, at the date of the auction.  The auction purchase creates a legal obligation upon the purchaser to take possession of, and pay for the merchandise.  This obligation generally provides us with reasonable assurance of collection of the sale proceeds, from which our earnings are derived, including the fees from consignees and purchasers, as well as resale profits.

Segmented information

We operate a business with an international scope and in particular we have a significant business presence in both Canada and the U.S.

In accordance with Statement of Financial Accounting Standards No. 131, “Disclosures About Segments of an Enterprise and Related Information”, we make required disclosures of information regarding our geographic segments.

Stock Based Compensation

The granting of stock options represents a very significant source of financing for us.  Consequently, the accounting policies by which we account for these options is critical to an understanding of our financial statements.

We have chosen to account for stock based compensation using Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.”  Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of our stock at the date of the grant over the amount an employee is required to pay for the stock.

We adopt the disclosure provisions of Statement of Financial Accounting Standards No. 123, “Accounting for Stock Based Compensation” for stock options granted to employees and directors.  We disclose, on a supplemental basis, the pro-forma effect of accounting for stock options awarded to employees and directors, as if the fair value based method had been applied, using the Black-Scholes model.

Results of Operations

Year ended December 31, 2004 compared to the Year ended December 31, 2003, factoring in discontinued operations.

Revenues.  During the year ended December 31, 2004, we had revenues of $4,423,171 as compared to revenues of $614,932 during the year ended December 31, 2003, an increase of 619%.  Cost of sales were 71% of our revenues for the year ended December 31, 2004, compared to 29 % during the same period in 2003.

The substantial increase in revenues was primarily attributable to our expansion into the business of liquidating unwanted business inventory through iTrustee, Unlimited Closeouts and Jarvis Industries, which accounted for $3,990,581 or 90% of total revenues.   We believe that the strength of our liquidation business and the number of antique and collectible auctions we manage is directly related to the general economy of the United States, and that a strong economy will have a positive effect on our revenues in those two areas of our business.  The increase in the cost of sales as a percentage of revenue is attributable to the strong performance of our business in inventory liquidation, which realizes lower gross profit margins than our auction broadcasting services.

We anticipate that revenues from our liquidation sector will continue to represent a significant percentage of overall revenues as our liquidation services continue to expand.

Operating Expenses.  Operating expenses totalled $1,469,767 for the year ended December 31, 2004 as compared to $ 894,004 for the year ended December 31, 2003.  Our operating expenses were higher than the previous year as a result of increases in legal and accounting fees, advertising and promotions, commissions, salaries and benefits, and rent, utilities and maintenance expenses.

Gross Profit.  Cost of goods sold were $3,141,596 for the year ended December 31, 2004 as compared to $175,171 for the year ended December 31, 2003.   Gross profit was $1,281,575 or 28.9% of total revenue for the year ended December 31, 2004 as compared to $439,761 or 71.5% of total revenue for the year ended December 31, 2003.  The decrease in gross profit as a percentage of revenue reflects the performance of the liquidation services group, Unlimited Closeouts, iTrustee and Jarvis Industries, which realize lower gross profit margins than our auction broadcasting services.  Future gross profit margins may vary considerably from quarter-to-quarter depending on the performance of our various divisions. We believe that over time, our gross profit as a percentage of revenue will range between 25% and 30%, based on the anticipated returns from our revenue streams.

Net Income.  We had a net income of $421,246 or $0.007 per share for the year ended December 31, 2004 as compared to a net income of $144,516 or $0.004 per share for the year ended December 31, 2003, an increase of 191%.

Liquidity and Capital Resources

Set forth below are our estimated cash operating and capital budgets for operations, technology purchases, research and development and implementing our expansion strategy for the remainder of the fiscal year ending December 31, 2005:

Marketing	$ 150,000
Ongoing research and development	200,000
Expansion of inventories	1,000,000
Servers and operating systems	150,000
Working Capital	500,000
Required Capital:	$2,000,000

Our revised operating and capital budget for the fiscal year ending December 31, 2005 is estimated to be approximately $2,000,000.  As of December 31, 2004, we had working capital of $10,898,432.

We cannot assure you that our actual expenditures for that period will not exceed our estimated operating budget.  Actual expenditures will depend on a number of factors, some of which are beyond our control, including, among other things, the availability of financing on acceptable terms, acquisition and/or expansion costs, reliability of the assumptions of management in estimating cost and timing, certain economic factors, the timing related to development of our technology and costs associated with running our operations.

In  the event we determine that we may be unable to meet our on-going capital commitments, we may take some or all of the following actions:

•

postpone expenditures on research and development;

•

reduce sales and marketing expenditures;

•

reduce general and administrative expenses through lay offs or consolidation of our operations;

•

suspend or sell operations that are not economically profitable; or

•

sell assets, including licenses to our technologies.

Since 1999, we have funded our activities principally from any cash flow generated from operations, investments, a loan from our Chief Executive Officer, the private placement of our securities and the exercise of stock options.

In 2003, we had working capital of $4,590,130.  In 2004, our working capital increased to $10,898,432.  We had cash and cash equivalents of $182,305, marketable securities of $8,376,096, accounts receivables of $1,061,963, loans receivable of $252,745, inventory of $961,345, prepaid expenses of $183,616, and current portion of notes receivable of $71,544 at December 31, 2004.  We anticipate that trade accounts receivables and inventory may increase during the year 2005 as we increase the number and frequency of our auctions, and as we expand our other business operations.  Cash flow used for operating activities, including marketable securities, required $6,190,341 during the year ended December 31, 2004.  Our cash resources may decrease if we complete additional acquisitions during 2005, or if we are unable to maintain positive cash flow from our business through 2005.  We only intend to continue our acquisition program if additional financing is available.

Cash flow used for discontinued operations required $5,157 during the year ended December 31, 2004.

Cash flow for investing activities during the year ended December 31, 2004 required $287,008, relating primarily to the purchase of fixed assets.  Cash flow from financing activities during the year ended December 31, 2004, was $5,855,170, consisting primarily of the issuance of common stock with a value of $3,000,000 and the exercise of stock options of $2,199,765.

A significant addition to cash made available for our operations came from our investment portfolio.  As of March 15, 2005, the value of our investment portfolio was $8,833,545 consisting of cash, real estate, bonds, income trust and equities.  In February 2005 our subsidiary, 0716590 B.C. Ltd., exercised an option to purchase the commercial and residential building in which our headquarters are located.  The price for the property, which was paid in cash, was $2,221,316.

As of March 15, 2005, our investment portfolio included the following:

Type	Value	% of Portfolio
Cash	$ 41,433.25	.47%
Real Estate	$ 2,221,316.00	25.13%
Bonds	$ 2,887,347.77	32.70%
Income Trusts	$ 3,577,460.51	40.50%
Equities	$ 105,988.35	1.20%
Total	$ 8,833,545.88

During the fiscal year ended December 31, 2004, we received income of $346,212 from our investments.

There are no guarantees, commitments, lease and debt agreements or other agreements that could trigger an adverse change in our credit rating, earnings, cash flows or stock price, including requirements to perform under standby agreements.

Financial Statements

The financial statements, the reports thereon, the notes thereto, and supplementary data commencing at page F-1 of this Annual Report.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

On June 20, 2003, Morgan & Company, Chartered Accountants resigned and on June 30, 2003 Cinnamon Jang Willoughby & Company, Chartered Accountants was appointed as the Company’s independent certified public accountant.

Morgan & Company, Chartered Accountants have not been associated with any of our financial statements subsequent to the fiscal quarter ended June 30, 2003.  The change in independent auditors was effective for the fiscal quarter ended June 30, 2003, was approved by our Board of Directors, and was not due to any disagreement between the Company and Morgan & Company, Chartered Accountants on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure.

Directors and Executive Officers

Abdul Ladha, Age 43

Abdul Ladha has been a director, President, and Chief Executive Officer of the Company since August 24, 1999.  He also currently serves as the interim Chief Financial Officer.  In addition, Mr. Ladha is President of all of the Company’s wholly owned subsidiaries.  Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia (UBC).  In 1985, he founded Dexton Enterprises Inc., a subsidiary of Dexton Technologies Corporation, which was a company engaged in the business of (a) the development and provision of web-based business solutions to small to mid-size retail and business-to-business customers, and (b) the marketing and sale of personal computer hardware and network systems to corporate and retail customers, as well as computer training and after-sales upgrade and support services.  Mr. Ladha was President, Chief Executive Officer, and a director of Dexton Technologies from December 1994 to July 2001.  In 1997, Dexton Technologies acquired Able Auctions (1991) Ltd., which Dexton sold to the Company on August 24, 1999.

Mr. Ladha is the Executive Director of CITA – The Canadian Institute for Technological Advancement, a non-profit organization dedicated to developing Canada’s technological entrepreneurs sponsored by the UBC, Simon Fraser University (SFU), the World Trade Centre, Ernst & Young, and some 60 corporations and institutions.

Barrett E.G. Sleeman, P.Eng., Age 64

Barrett Sleeman, a director of the Company since August 24, 1999, is a professional engineer. He has also been a director of Crystal Graphite Corporation, a graphite property development company, from February 1999 to February 2004, and the CEO of Helena Resources from October 2001 to present. From April 1997 to September 2001, he was a director of Dexton Technologies Corporation, a technology company.  From May 1988 to May 2000, he was a director and the President of Omicron Technologies Inc., whose focus is the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts.  Mr. Sleeman also served as a director of Java Group Inc., currently an oil and gas company, from November 1997 to March 2000.  Mr. Sleeman was also President (October 1996 to October 1997) and a director (August 1996 to October 1997) of White Hawk Ventures Inc., and President (August 1995 to April 1997) and a director (March 1995 to January 1998) of International Bravo Resources Inc., both mining exploration companies.

Dr. David Vogt, Age 48

Dr. David Vogt, a director of the Company since April 17, 2000, is a scientist and knowledge engineer.  An astronomer by training, he was Director of Observatories at the University of British Columbia in Canada from 1980 to 1992 before becoming Director of Science at Science World, Western Canada’s largest public science center.  With the development in 1993 of a “virtual science center” to support educational outreach, Dr. Vogt shifted his focus to explore the creation of knowledge using new media technologies.  Dr. Vogt is a founding executive of Brainium.com, an innovative online educational publishing company.  Brainium.com pioneers new media learning products for the kindergarten to Grade 12 market.  The award winning “Science Brainium”, located at www.brainium.com, is an online intermediate science resource currently reaching 7,000 schools internationally.  Dr. Vogt has been Vice President Business Development of Brainium Technologies Inc. since 1996.

Dr. Vogt combined undergraduate degrees in Physics and Astronomy (UBC 1977) and English Literature (UBC 1978) into an interdisciplinary Ph.D. (SFU 1990) in information science and archaeoastronomy. Dr. Vogt was also founding director of the B.C. Shad Valley Program, Chairman of the CBC’s Advisory Committee on Science and Technology, and a founding member of the SchoolNet National Advisory Board.

Dr. Vogt’s professional associations include membership on the Software and Information Industry Association (SIIA) Content Board and sub-committee on Distance Learning, a technology planning committee for Ronald McDonald Houses International, the Education Committee for the Vancouver Foundation, the B.C. government’s Information Technology Advisory Board, and the Board for Science World.

Michael Boyling, Age 48

Mr. Boyling, a director, is the President of Boyling, Feltham, Rogers & Associates Inc. (BFR), which is an insurance and financial services company based in Vancouver, British Columbia and has offices in Edmonton, Alberta, Calgary, Alberta and Winnipeg, Manitoba.  BFR’s business focuses on providing insurance and financial services to high net worth individuals and medium sized companies.  Michael Boyling has played a major role in the development and growth of this company.  Through his three-year tenure as director and President, BFR has grown from annual revenue of CDN$500,000 to annual revenue in excess of CDN$5,000,000.

He served with the Canadian Military (Army) from the age of 17 to the age of 38.  Since his retirement from military service, he has been self-employed in the financial industry.

Mr. Boyling also owns West Coast Global Equity/Ventures Inc., an international consulting company whose main focus is international financing and investing.  He has worked as a consultant and broker with a foreign government and international construction companies arranging equity and debt financing.

Mr. Boyling draws on his experience from his time spent in the insurance and financial services industry with two international insurance companies, where he occupied positions of Regional and International Sales Manager.

HLB

Cinnamon Jang Willoughby & Company

Chartered Accountants

A Partnership of Incorporated Professionals

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of Ableauctions.com, Inc.:

We have audited the consolidated balance sheets of Ableauctions.com, Inc. as at December 31, 2004 and 2003 and the consolidated statements of stockholders' equity, income and deficit and for each of the two years in the period ended December 31, 2004.  These consolidated financial statements are the responsibility of the company's management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board in the United States of America.  Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the company as at December 31, 2004 and 2003 and the results of its operations and cash flows for each of the two years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The consolidated financial statements as at December 31, 2002 and for the year then ended were audited by another firm of chartered accountants who expressed an opinion without reservation on those statements in their report dated March 18, 2003.

                                                                                    “Cinnamon Jang Willoughby”

Chartered Accountants

Burnaby, BC

March 18, 2005

ABLEAUCTIONS.COM, INC.

CONSOLIDATED BALANCE SHEET

	DECEMBER 31
	2004	2003

ASSETS
Current
Cash and cash equivalents	$182,305	$738,226
Marketable securities	8,376,096	2,877,201
Accounts receivable – trade, net of allowance	1,061,963	467,195
Loans receivable	252,745	214,614
Inventory	961,345	411,966
Prepaid expenses	183,616	39,780
Current portion of notes receivable	71,544	78,416
	11,089,614	4,827,398
Notes Receivable (Note 3)	4,992	65,347
Intangible Assets (Note 4)	108,333	-
Investment In And Advances To Joint Venture (Note 5)	-	131,316
Property and Equipment (Note 6)	594,303	413,858

	$11,797,242	$5,437,919

LIABILITIES
Current
Accounts payable and accrued liabilities	$138,757	$182,170
Deferred revenue	52,425	55,098
	191,182	237,268
Long Term
Investor Deposit (Note 11)	100,254	-
	291,436	237,268

STOCKHOLDERS’ EQUITY (DEFICIENCY)

Capital Stock
Authorized:
100,000,000 common shares with a par value of $0.001
Issued and outstanding:
61,621,065 common shares at December 31, 2004
49,845,020 common shares at December 31, 2003	61,621	49,845
Additional paid-in capital	36,751,076	30,972,186

Deferred Compensation	(15,954)	(46,161)
Deficit	(25,368,953)	(25,790,199)
Accumulated Other Comprehensive Income (Loss)	78,016	14,980
	11,505,806	5,200,651
Contingent Liabilities (Note 16)
	$11,797,242	$5,437,919

Approved By The Directors:

“Abdul Ladha”

“Barrett Sleeman”

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

	YEAR ENDED DECEMBER 31
	2004	2003

Net Revenues
Sales	$4,418,178	$601,037
Commissions	4,993	13,895
	4,423,171	614,932
Cost Of Revenues	3,141,596	175,171
Gross Profit	1,281,575	439,761
Operating Expenses
Accounting and legal	132,658	59,545
Advertising and promotion	119,876	62,733
Automobile and travel	70,223	17,542
Bad debts	39,212	82,814
Commission	316,847	7,219
Consulting	5,345	105,969
Depreciation and amortization of fixed assets	99,757	114,610
Insurance	14,330	51,317
Interest	-	8,177
Investor relations and shareholder information	29,791	3,568
Management fees, salaries and benefits	346,182	207,895
Office and administration	75,068	32,538
Rent, utilities and maintenance	130,042	79,396
Telephone and internet	90,436	60,681
	1,469,767	894,004
Loss Before Other Items	(188,192)	(454,243)

Other Items
Share of net income of joint venture	5,670	30,362
Investment Income	346,212	60,095
Expense recovery	-	225,927
Foreign exchange gain (loss)	298,476	147,000
	650,358	463,384

Income From Continuing Operations	462,166	9,141
Gain On Disposition Of Subsidiaries And Businesses (Note 7)	13,832	180,115
Loss From Discontinued Operations	(54,752)	(44,740)

Income For The Year	$421,246	$144,516

Basic And Diluted Earnings Per Share
Income from continuing operations	$0.008	$0.000
Income for the year	$0.007	$0.004

Weighted Average Number Of Shares Outstanding	55,679,946	38,498,358

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS

	YEAR ENDED DECEMBER 31
	2004	2003

Income For The Year	$421,246	$144,516

Other Comprehensive Income, net of tax
Foreign currency translation adjustments	63,036	29,482

Consolidated Comprehensive Income	$484,282	$173,998

Basic And Diluted Comprehensive Income Per Share	$0.009	$0.005

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

	YEAR ENDED DECEMBER 31
	2004	2003

Cash Flows From Operating Activities
Income (Loss) for the year from continuing operations	$462,166	$9,141
Non-cash items included in net loss:
Depreciation and amortization	99,757	114,610
Stock based compensation	65,957	193,529
Joint venture share of income	(5,670)	(30,362)
	622,210	286,918
Changes in operating working capital items:
(Increase) Decrease in marketable securities	(5,498,895)	(2,877,201)
(Increase) Decrease in accounts receivable	(642,042)	(56,445)
(Increase) Decrease in inventory	(557,328)	(320,388)
Increase (Decrease) in prepaid expenses	(143,836)	(9,728)
Increase (Decrease) in accounts payable and accrued liabilities	32,223	(316,011)
Increase (Decrease) in deferred revenue	(2,673)	55,098
	(6,190,341)	(3,237,757)

Cash Flows From Investing Activities
Purchase of fixed assets, net	(280,202)	(13,518)
Proceeds on disposition of subsidiaries, net of cash divested	-	38,905
Loan advances	(116,518)	(251,726)
Investment in intangible assets	(108,333)	-
Investment in joint venture	136,986	46,019
Note receivable	81,059	38,828
	(287,008)	(141,492)

Cash Flows From Financing Activities
Advances from (repayments to) related party, net	-	(199,679)
Investor deposit received	100,254	-
Issuance of share capital	3,000,000	1,050,000
Exercise of warrants	555,151	337,820
Exercise of stock options	2,199,765	2,917,211
Share issuance costs	-	(195,079)
	5,855,170	3,910,273

Change In Cash And Cash Equivalents For The Year	(622,179)	531,024
Net Cash Used In Discontinued Operations	(5,157)	4,754
Cash And Cash Equivalents, Beginning Of Year	738,226	169,307
Effect Of Exchange Rates On Cash	71,415	33,141

Cash And Cash Equivalents, End Of Year	$182,305	$738,226

Supplemental Disclosures With Respect To Cash Flows (Note 12)

ABLEAUCTIONS.COM, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

DECEMBER 31, 2004

				ACCUMULATED	DEFERRED
			ADDITIONAL	OTHER	OPTION		TOTAL
	COMMON STOCK		PAID-IN	COMPREHENSIVE	PLAN		STOCKHOLDERS’
	SHARES	AMOUNT	CAPITAL	INCOME	COMPENSATION	DEFICIT	EQUITY

Balance, December 31, 2002	28,726,449	28,726	26,741,337	(14,502)	(97,674)	(25,934,715)	723,172

Private placement (Note 10a)	2,400,000	$2,400	$1,047,600				1,050,000
Share issuance costs			(195,079)				(195,079)
Exercise of warrants	648,571	649	337,171				337,820
Exercise of stock options	18,070,000	18,070	2,899,141				2,917,211
Deferred option plan compensation			-		51,513		51,513
Stock based compensation			142,016				142,016
Translation adjustment				29,482			29,482
Income for the year						144,516	144,516

Balance, December 31, 2003	49,845,020	$49,845	$30,972,186	$14,980	$(46,161)	$(25,790,199)	$5,200,651

Private placement (Note 10b)	4,615,385	4,615	2,995,385				3,000,000
Warrants issued to agent			19,478				19,478
Share issuance costs			(19,478)				(19,478)
Exercise of warrants	760,660	761	554,390				555,151
Exercise of stock options	6,400,000	6,400	2,193,365				2,199,765
Deferred option plan compensation					30,207		30,207
Stock based compensation			35,750				35,750
Translation adjustment				63,036			63,036
Income for the year						421,246	421,246

Balance, December 31, 2004	61,621,065	$61,621	$36,751,076	$78,016	$(15,954)	(25,368,953)	$11,505,806

ABLEAUCTIONS.COM, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2004

1.

BUSINESS AND BASIS OF ORGANIZATION

Ableauctions.com, Inc. (the 'Company') was organized on September 30, 1996, under the laws of the State of Florida, as J.B. Financial Services, Inc.  On July 19, 1999, an Article of Amendment was filed with the State of Florida for the change of the Company's name from J.B. Financial Services, Inc. to Ableauctions.com, Inc.

The Company is high-tech auction technology company and a liquidator based in British Columbia, Canada with operations in the United States and Canada.  The Company earns revenues by broadcasting auctions live over the Internet, through the sale of merchandise from its liquidation operations, from the installation of Point-of-Sale software, and from its investment portfolio.

The Company's operating subsidiaries at December 31, 2004 were:

Able Auctions (1991) Ltd., a Canadian-based auction business.

Ableauctions.com (Washington) Inc., a U.S.-based auction business.

652297 B.C. Ltd. (“ANO”), a Canadian-based hardware and network services business

Rapidfusion Technologies Inc., a Canadian-based Internet auction business.

Icollector.Com Technologies Ltd., a Canadian-based Internet auction facility.

Jarvis Industries Ltd., a Canadian-based auction house.

ICollector International, Ltd., a US-based Internet auction business

Unlimited Closeouts Inc., a US-based liquidation business.

Itrustee.Com Technologies Ltd., a Canadian-based liquidation business

Itrustee.Com International, Ltd. a US-based liquidation business.

0716590 B.C.

Ltd., a Canadian-based real estate holding company.

2.

SIGNIFICANT ACCOUNTING POLICIES

a)

Principles of Consolidation

These consolidated financial statements include the accounts of Ableauctions.com, Inc. and its wholly owned subsidiaries, from the dates of acquisition.

b)

Foreign Currency Translation

The Company accounts for foreign currency transactions and translation of foreign currency financial statements under Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation" ("SFAS 52").  Transaction amounts denominated in foreign currencies are translated at exchange rates prevailing at transaction dates.  Carrying values of monetary assets and liabilities are adjusted at each balance sheet date to reflect the exchange rate at that date.  Non-monetary assets and liabilities are translated at the exchange rate on the original transaction date.  Gains and losses from restatement of foreign currency monetary and non-monetary assets and liabilities are included in income.  Revenues and expenses are translated at the rates of exchange prevailing on the dates such items are recognized in earnings.

Financial statements of the Company's Canadian subsidiaries (see Note 1) are translated into U.S. dollars using the exchange rate at the balance sheet date for assets and liabilities.  The Company's investments in the structural capital of the Canadian subsidiaries have been recorded at the historical cost in U.S. dollars.  The resulting gains or losses are reported as a separate component of stockholders' equity.   The functional currency of the Canadian subsidiaries is the local currency, the Canadian dollar.

c)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the period.  Actual results could differ from those estimates.

d)

Cash and Cash Equivalents

Cash and cash equivalents includes highly liquid investments with original maturities of three months or less.

e)

Marketable Securities

The company’s marketable securities consist of term deposits, bonds, income trusts and equity components.  These investments are recorded on the balance sheet at fair value and are recorded on the statement of cash flows as a component of operating activities.  These investments represent a substantial portion of the company’s overall income, and accordingly unrealized and realized income and losses from these investments are included in the statement of operations.

f)

Financial Instruments

The carrying amounts of financial instruments including cash and cash equivalents, marketable securities, accounts receivable, loans receivable, notes receivable, and accounts payable and accrued liabilities, approximated fair value at December 31, 2004.

g)

Inventory

Inventory is stated at the lower of cost and estimated net realizable value.

h)

Software Development

The Company has adopted Statement of Position 98-1 ("SOP 98-1"), "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use", as its accounting policy for internally developed computer software costs.  Under SOP 98-1, computer software costs incurred in the preliminary development stage are expensed as incurred.  Computer software costs incurred during the application development stage are capitalized and amortized over the software's estimated useful life.

i)

Property and Equipment, Depreciation and Amortization

Property and equipment are recorded at cost.  The cost of property and equipment is depreciated using the declining balance method at the following annual rates:

Furniture, fixtures and equipment

20%

Computer equipment

10%

Computer software

10%

Vehicles

30%

Leasehold improvements are amortized using the straight-line method over the terms of the leases.

Effective July 1, 2003, the Company decreased the amortization rates of the computer equipment and software from 30% to 10% to more accurately reflect the estimated useful lives of these assets.

j)

Intangible Assets

Intangible assets consist of a non-competition covenant, and are recorded at cost and amortized on a straight-line basis over the life of the agreement.

k)

Impairment of Long-Lived Assets

The Company periodically evaluates potential impairments of its long-lived assets, including intangibles.  When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets.  If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.

l)

Investment in Joint Venture

The Company accounts for its investment in joint venture on an equity basis.

m)

Revenue Recognition

The Company's net revenues result from fees and revenue associated with internet based listing fees and auction activities.  Internet related listing fees are derived principally from enabling independent auction houses to simultaneously broadcast their auctions over the Internet. These fees are recognized upon successful completion of each individual auction when the final terms of sales and commissions have been determined.

The Company generally earns revenues from its auction activities either through consignment sales, or through sales of inventory purchased by the Company.  For consignment sales, the Company earns auction fees charged to consignees, and buyer's premiums charged to purchasers, determined as a percentage of the sale price.  For inventory sales, the Company earns a profit or incurs a loss on the sale, to the extent the purchase price exceeds or is less than the purchase price paid for such inventory.

For each type of auction revenue, an invoice is rendered to the purchaser, and revenue is recognized by the Company, at the date of the auction.  The auction purchase creates a legal obligation upon the purchaser to take possession of, and pay for the merchandise.  This obligation generally provides the Company with reasonable assurance of collection of the sale proceeds, from which the Company's earnings are derived, including the fees from consignees and purchasers, as well as resale profits.

n)

Acquisitions and Goodwill

All business acquisitions have been accounted for under the purchase method and, accordingly, the excess of the purchase price over the fair value of the net assets acquired has been recorded as goodwill in the consolidated balance sheet.  The results of operations, changes in equity and cash flows of acquired companies are included in operations only for the period between the date of acquisition and the end of the financial year.

All goodwill arising from acquisitions of businesses was written off in previous periods.

o)

Advertising Costs

The Company recognizes advertising expenses in accordance with Statement of Position 98-7, "Reporting on Advertising Costs".  As such, the Company expenses the cost of communicating advertising in the period in which the advertising space or airtime is used.

p)

Loss Per Share

In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings Per Share" ("SFAS 128").  Under SFAS 128, basic and diluted earnings per share are to be presented.  Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding in the period.  Diluted earnings per share takes into consideration common shares outstanding (computed under basic earnings per share) and potentially dilutive common shares.

q)

Income Taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes".  A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carryforwards.  Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, based upon currently available information, it is more likely than not that some portion or all of the deferred tax assets will not be realized.  Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

r)

Segmented information

Statement of Financial Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information", establishes standards for reporting information about the operating and geographic segments of the Company's business.  Currently, the nature and extent of the Company's operations are such that it operates in only one reportable segment, as an auction house and liquidator.  Information regarding the Company's geographic segments is set forth in Note 18.

s)

Stock Based Compensation

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value.  The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."  Accordingly compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee is required to pay for the stock.

The Company adopts the disclosure provisions of SFAS 123 for stock options granted to employees and directors.  The Company discloses on a supplemental basis, the pro-forma effect of accounting for stock options awarded to employees and directors, as if the fair value based method had been applied, using the Black-Scholes model.

3.

NOTE RECEIVABLE

	2004	2003

i) Note receivable, repayable $5,338 per month, without interest, due July 31, 2005, secured by the pledge and escrow to the Company of the shares from the purchaser of the assets of Able Auctions (1991) Ltd.	$63,432	$143,763

ii) Note receivable, repayable $750 CAN per month, without interest, due August 31, 2006, related to the discontinued operations of ANO as described in Note 8a.	13,104	-

Less: Current portion	(71,544)	(78,416)

	$4,992	$65,347

4.

INTANGIBLE ASSETS

Intangible assets consist of payments made to three former principals of a company that was a direct competitor of Ableauctions.  In consideration of payments received, the former principals will cease any activities that directly compete with Ableauctions for a period of three years.

5.

INVESTMENT IN AND ADVANCES TO JOINT VENTURE

The Company has entered into a joint venture with three of its directors to acquire certain inventory for resale.  This arrangement was entered into by the Company with its directors due to the lack of capital available to finance the transaction.  Effective March 31, 2003, the Company’s share of the joint venture increased from 27% to 54%.  The Company paid $91,025 to the joint venture for its initial investment, and an additional amount of $60,000 for the increased investment.  Effective April 1, 2004, the Company purchased the remaining 46% interest of the joint venture from the directors for a total amount of $151,209, such that the Company assumed direct ownership of joint venture assets.

6.  PROPERTY AND EQUIPMENT

	2004			2003
		ACCUMULATED	NET BOOK	NET BOOK
	COST	DEPRECIATION	VALUE	VALUE

Furniture and fixtures	$81,517	$30,500	$51,017	$19,983
Computer equipment	1,162,532	817,727	344,805	286,601
Computer software	180,924	139,286	41,638	25,272
Vehicles	7,401	4,512	2,889	4,574
Leasehold improvements	103,948	38,037	65,911	77,428
Intellectual Property	99,763	11,720	88,043	-

	$1,636,085	$1,041,782	$594,303	$413,858

7.   DISCONTINUED OPERATIONS

a)

Effective September 1, 2004, the company abandoned the computer resale operations of 652297 B.C. Ltd., which operated as ANO Office Automation (ANO). The Company sold the exclusive right to the names of ANO and customer lists in consideration for payment of the greater of $750 per month or 3% of gross sales per month generated from clients in the ANO client database, to a maximum of $3,000 per month for a period of 2 years.  The minimum entitlement under the agreement of $13,553 ($18,000 CAN) has been recorded as Note Receivable.  The company reported a loss from discontinued operations of $54,752 in respect to the abandoned ANO business.

b)

Effective January 1, 2003 the Company sold its 100% interest in Ehli’s Commercial/Industrial Auctions, Inc. (“Ehli’s”), for consideration of $154,000.  A balance of $94,000 was received in April 2003.  The remaining balance of $60,000 was settled as described in Note 12.

The carrying value of assets and liabilities of Ehli’s at the date of sale was as follows:

Cash	$139,658
Other assets	170,208
Liabilities	(412,899)

$(103,033)

The revenue and expenses of Ehli’s for the year ended December 31, 2002 have been presented as discontinued operations.

c)

During the year ended December 31, 2002, the Company disposed of certain of the assets and liabilities of its subsidiary company, Able Auctions (1991) Ltd.  The purchase price of $192,162 is payable $5,338 per month for three years, without interest, commencing October 1, 2002, and is evidenced by a promissory note and secured by the pledge and escrow of certain shares of Able Auctions (1991) Ltd.  The purchaser assumed all of the indebtedness, accounts receivable and inventory incurred with respect to the operation.

The carrying values of assets and liabilities of Able Auctions (1991) Ltd. that were sold were as follows:

Receivable	$41,744
Inventory	102,858
Other assets	186,696
Liabilities	(518,777)

$(187,479)

The revenues and expenses related to the above operation of Able Auctions (1991) Ltd. until August 1, 2002 are included in discontinued operations.

The Company received additional proceeds of sale of $84,563 during the 2003 year, which have been included in Gain on Disposition of Subsidiaries.

d)

The Company abandoned its operations in Arizona and San Francisco in July 2002 and August 2002, respectively.

On July 17, 2002, the Company entered into an agreement to sell its Arizona building for $1,700,000.  The selling price for the Company’s entire Arizona property was $400,000 in cash, $1,000,000 by the assumption of a mortgage on the property, and the balance $287,500 as receivable, payable in May 2003.

8.

BUSINESS ACQUISITIONS

Effective September 1, 2003, the Company entered into agreements to acquire 100% of the shares of Rapidfusion Technologies Inc. (“Rapidfusion) for a purchase price of $10, 100% of the shares of 652297 B.C. Ltd. (ANO Office Automation (“ANO”)) for a purchase price of $5. There were no material assets acquired or liabilities assumed on the acquisition of Rapidfusion or ANO.

The consolidated statements of operations and deficit and cash flows include the results of operations and cash flows of Rapidfusion and ANO from the acquisition date.

9.

WARRANTS

The Company has issued warrants entitling the holders to acquire common shares of the Company.  A summary of changes in unexercised warrants during the 2004 and 2003 years is presented below:

	Warrants @ $0.40 (1)	Warrants @ $0.54 (2)	Warrants @ $0.44 (3)	Warrants @ $0.80 (4)	Warrants @ $0.80 (5)	Total

Outstanding, December 31, 2002	100,000	-	-	-	-	100,000

Granted during year	-	720,000	100,000	-	-	820,000

Exercised during year	(100,000)	(548,571)	-	-	-	(648,571)

Expired during year	-	-	-	-	-	-

Outstanding, December 31, 2003	-	171,429	100,000	-	-	271,429

Granted during year	-	-	-	1,384,615	100,000	1,484,615

Exercised during year	-	(71,429)	(100,000)	(489,231)	(100,000)	(760,660)

Expired during year	-	-	-	-	-	-

Outstanding, December 31, 2004	-	100,000	-	895,384	-	995,384

 (1) During the year ended December 31, 2002, the Company issued 100,000 warrants in exchange for legal services at a value of $17,730.  The warrants are convertible into common shares of the Company at a price of $0.40 per share up to June 30, 2004.  During the 2003 year all warrants were exercised.

(2) Exercisable until September 23, 2007, granted pursuant to private placement (Note 11(a))

(3) Exercisable until September 4, 2007, granted to agent for consulting services.

(4) Exercisable until December 30, 2007, granted pursuant to private placement (Note 11(b))

(5) Exercisable until December 30, 2007, granted to agent pursuant to private placement (Note 11(b))

10.

CAPITAL STOCK

a)

On September 23, 2003, the Company completed a private placement of 2,400,000 units at a price of $0.4375 per unit for gross proceeds of $1,050,000.  Each unit consists of one common share of the Company and 0.30 of a transferable share purchase warrant.  Each warrant entitles the holder to purchase one common share of the Company for a term of 4 years, at a price of $0.5429 a share.

b)

Effective December 30, 2003, the Company completed a private placement of 4,615,386 units at a price of $0.65 per unit for gross proceeds of $3,000,000. The full amount net of share issuance costs was received in January 2004, and was reported in the 2004 year.  Each unit consists of one common share of the Company and 0.30 of a transferable share purchase warrant.  Each warrant entitles the holder to purchase one common share of the Company for a term of 4 years, at a price of $0.8021 a share.  In connection with the private placement, the agent was granted broker warrants to acquire up to 100,000 common shares of the Company at an exercise price of $0.8021 per share for a term of 4 years.  The company recognizes share issue costs of $19,478 during the 2004 year, representing the estimated fair market value of the warrants.

11.

INVESTOR DEPOSIT

The balance of investor deposit at December 31, 2004 represents amounts received from investors for which shares have not been issued yet.

12.

SUPPLEMENTAL DISCLOSURES WITH RESPECT TO CASH FLOWS

	2004	2003

Cash paid for income taxes	$-	$-

Cash paid for interest	$-	$8,520

During the year ended December 31, 2004:

a)

The Company recorded $65,957 as stock compensation expense.

During the year ended December 31, 2003:

a)   The Company recorded $193,529 as stock compensation expense.

b)

The Company acquired an additional interest in the joint venture described in Note 6 at a cost of $60,000 in consideration for which it cancelled a receivable for proceeds on the sale described in Note 8(b).

13.

INCOME TAXES

The Company has net operating losses carried forward of approximately $12,141,000 which expire in years ranging from 2007 to 2024.  The Company has provided a full valuation allowance of approximately $4,613,000 on the deferred tax asset because of the uncertainty of realizability.

14.

RELATED PARTY TRANSACTIONS

During the year ended December 31, 2004, the following payments were made to a company controlled by a director:

	2004	2003

Rent, leasehold improvements, and repairs and maintenance	$18,443	$72,200
Management fees	72,850	71,054

15.

STOCK BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation", encourages but does not require companies to record compensation cost for stock-based employee compensation plans at fair value.  The Company has chosen to account for stock-based compensation using Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees".  Accordingly, compensation cost for employee stock options is measured as the excess, if any, of quoted market price of the Company's stock at the date of grant over the option price.

During the 2003 year, non-employee stock options were granted.  Total compensation costs of $142,016 were incurred based on options granted.  Options granted during the 2003 year vested immediately.  No non-employee stock options were granted during the 2004 year.

During the year ended December 31, 2004, stock based compensation expense of $65,957 (2003 - $193,529) was recognized in the consolidated statement of operations.

A summary of the Company's stock option plan and changes during 2004 and 2003 are presented below:

	2004		2003
		WEIGHTED		WEIGHTED
	NUMBER	AVERAGE	NUMBER	AVERAGE
	OF	EXERCISE	OF	EXERCISE
	SHARES	PRICE	SHARES	PRICE

Outstanding, beginning of year	2,545,000	$0.28	4,305,000	$0.10

Granted	13,857,050	0.40	16,310,000	0.20
Exercised	(6,400,000)	0.37	(18,070,000)	0.17
Forfeited/Cancelled	(80,050)	0.37	-

Outstanding, end of year	9,922,000	0.39	2,545,000	$0.28

Weighted average fair value of options granted during the year		$0.30		$0.01

The following table summarizes information about stock options outstanding and exercisable at December 31, 2004:

		AVERAGE
RANGE OF	WEIGHTED	REMAINING
EXERCISE	NUMBER	CONTRACTUAL	NUMBER
PRICE	OUTSTANDING	LIFE	EXERCISABLE

$0.15 – 0.25	1,015,000	4 years	1,015,000
0.36	3,357,000	4 years	2,107,000
0.40 – 0.50	5,550,000	4 years	2,300,000
	9,922,000		5,422,000

Compensation

Had compensation cost been recognized in respect to employee stock options on the basis of fair value, pursuant to Statement of Financial Accounting Standards No. 123, net income (loss) and income (loss) per share would have been adjusted as follows:

	2004	2003

Income for the year
As reported	$421,246	$144,516

Pro-Forma	$203,822	$79,515

Basic and diluted earnings per share
As reported	$0.007	$0.004

Pro-Forma	$0.004	$0.002

The fair value of employee options granted during the 2004 year was estimated using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility of 82%, risk free interest rate of 4% and weighted average expected option terms of 5 years

The fair value of employee and non-employee options granted during the 2003 year was estimated using the Black-Scholes option pricing model assuming a dividend yield of 0.0%, expected volatility of 40%, risk free interest rate of 1% and weighted average expected option terms of 5 years.

16.

CONTINGENT LIABILITIES

a)

The Company is ordinarily involved in claims and lawsuits which arise in the normal course of business.  Except as disclosed below, in managements opinion none of these claims will have a significant effect on the Company’s financial condition.

b)

The Company is a defendant in several legal actions commenced by certain trade creditors of its wholly-owned US subsidiary.  The ultimate liability, if any, arising from this action is not presently determinable and will be recorded at the time of that determination.

c)

The Company has commenced a lawsuit against a former officer for breach of fiduciary duty.  Any gain arising from this action is not presently determinable and will be recorded at the time of that determination.

17.

SUBSEQUENT EVENTS

a)

Subsequent to December 31, 2004, the Company, through its assignee and wholly owned subsidiary, 0716590 B.C. Ltd., exercised its option to purchase the commercial building and property that the Company currently leases for its head office.  The property was purchased from a private company that was wholly owned by the spouse of the president and director of the Company.  The purchase price was $2,221,316 ($2,750,000 CAN).

b)

During the 2004 year, the Company and its subsidiary iCollector.com Technologies Ltd (‘iCollector’) commenced a lawsuit against a former officer for breach of fiduciary duty.  Subsequent to December 31, 2004, the lawsuit has been settled in favor of the Company and iCollector.  The Company and iCollector were awarded a total of $417,300 in damages.

18.

SEGMENTED INFORMATION

The external sales and long-lived assets of the Company's businesses by geographical region are summarized below:

	2004	2003

External Sales
United States	$3,511,671	$27,910
Canada	911,500	587,022

	$4,423,171	$614,932

Long-Lived Assets
United States	$108,333	$-
Canada	599,295	610,521

	$707,628	$610,521

19.

RECENT ACCOUNTING PRONOUNCEMENTS

Certain new pronouncements were issued by the Financial Accounting Standards Board ("FASB") during the 2004 and 2003 years:

i)   In April of 2003, the FASB issued Statement of Financial Accounting Standards No. 149 (Amendment of Statement 133 on Derivative Instruments and Hedging Activities) ("SFAS 149").  SFAS 149 amends SFAS 133, in requiring that contracts with comparable characteristics be accounted for similarly, and clarifies when a derivative contains a financing component requiring special reporting.  SFAS 149 is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003, and must be applied prospectively.

ii)   In May of 2003, the FASB issued Statement of Financial Accounting Standards No. 150 (Accounting For Certain Financial Instruments with Characteristics of both Liabilities and Equity) ("SFAS 150").  SFAS 150 establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity.  SFAS 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003 and must be applied prospectively.

iii)  In January of 2003, the FASB issued Interpretation No. 46 ("FIN 46"), (Consolidation of Variable Interest Entities).  FIN 46 requires all companies with variable interests in entities created after January 31, 2003 to apply its provisions to those entities immediately.  In December 2003, the FASB issued a revised Interpretation "FIN 46R".  Under the revised Interpretation, an entity deemed to be a business, based on certain specified criteria, need not be evaluated to determine if it is a Variable Interest Entity.  The Company must apply the provisions to variable interests held in all variable interest entities during the year ended on December 31, 2004.

The adoption of these pronouncements has had no significant impact on the financial statements of the Company.

APPENDIX 2

ABLEAUCTIONS.COM, INC.

AUDIT COMMITTEE CHARTER

I.

PURPOSE .

The primary function of the Audit Committee is to oversee the processes of accounting and financial reporting used by the Company and to oversee the audits of the Company’s books and records and the preparation of its financial statements.  The independent auditor shall report directly to the Audit Committee.

II.

COMPOSITION .

The Audit Committee shall be comprised of two or more directors as determined by the Board of Directors.  Each member of the Audit Committee shall meet the independence and experience requirements of the American Stock Exchange, Section 10A(m)(3) of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission.  The Board may, at any time and in its complete discretion, replace a member of the Audit Committee.

III.

MEETINGS .

The Audit Committee shall meet as often as necessary, but no less than four times annually in executive session.  As part of its job to foster open communication, the Audit Committee shall meet periodically in separate, private sessions with management, the independent auditor and the internal auditor to discuss anything the Audit Committee or these groups believe should be discussed.  The Audit Committee may require any Company officer or employee or the Company’s outside counsel or a representative of the independent auditor to attend an Audit Committee meeting or to meet with any members of, or consultant to, the Audit Committee, and to provide pertinent information as necessary.

IV.

RESPONSIBILITIES AND DUTIES .

The Audit Committee shall be responsible for, or have the right to do, the following:

1.

Appointing, retaining, and compensating the Company’s independent auditor, subject to shareholder approval.

2.

Approving all audit engagement fees and terms, as well as all significant non-audit engagements.

3.

Overseeing the work of the independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting, for the purpose of preparing or issuing an audit report or related work.

4.

Pre-approving all auditing and non-auditing services of the independent auditor, subject to de minimus exceptions for other than audit review or attest services that are approved by the Audit Committee prior to completion of the audit, unless the auditor is engaged pursuant to pre-approved policies and procedures established by the Audit Committee, provided that the policies and procedures are detailed as to the particular services and the Audit Committee is informed of each service.

5.

Engaging as necessary, without Board approval, independent legal, accounting and other advisors as it deems necessary to carry out its duties.  The Company shall provide appropriate funding, as determined by the Audit Committee, to compensate the independent auditor, outside legal counsel, or any other advisors employed by the Audit Committee and to pay ordinary Audit Committee administrative expenses that are necessary and appropriate in carrying out its duties.

6.

Reviewing and reassessing the adequacy of this Charter on an annual basis and submitting proposed changes to the Board of Directors for approval.  (The Audit Committee has the powers and responsibilities delineated in this Charter.  It is not the Audit Committee’s responsibility to prepare and certify the Company’s financial statements, to guaranty the independent auditor’s report, or to guaranty other disclosures by the Company.)

7.

(a) Ensuring receipt from the independent auditor of a formal written statement delineating all relationships between the independent accounts and the Company, consistent with Independence Standards Board Standard 1, (b) actively engaging in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor and (c) taking, or recommending that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

8.

Reviewing the Company’s audited annual financial statements and the independent auditor’s opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application therein.

9.

Reviewing the adequacy of internal controls and procedures.

10.

Reviewing and approving all related party transactions.

11.

Assuring the regular rotation of the lead audit partner as required by Section 10A(j) of the Securities Exchange Act and setting clear hiring policies for employees or former employees of the independent auditor that are consistent with Section 10A(1) of the Securities Exchange Act.

12.

Obtaining, reviewing and discussing reports from the independent auditor regarding:  (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Company, ramifications of the use of these alternative disclosures and treatments, and the treatment preferred by the independent auditor and the reasons for favoring that treatment, and (iii) other material written communications between the independent auditor and Company management, such as any management letter or schedule of unadjusted differences.

13.

Discussing with the independent auditor, and then disclosing, the matters required to be discussed and disclosed by SAS 61, including any difficulties the independent auditor encountered in the course of the audit work, any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management.

14.

Reviewing the Chief Executive Officer’s and the Chief Financial Officer’s disclosure and certifications under Sections 302 and 906 of the Sarbanes-Oxley Act.

15.

Establishing procedures for the receipt, retention and treatment of complaints received by the Company from its employees regarding accounting, internal accounting controls and auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

16.

Ascertaining annually from the independent auditor whether the Company has issues under Section 10A(b) of the Exchange Act.

17.

Reviewing with management and the independent auditor any correspondence with regulators and any published reports that raise material issues regarding the Company’s accounting policies.

18.

Maintaining minutes or other records of meetings and activities of the Audit Committee.

19.

Considering such other matters in relation to the financial affairs of the Company and its accounts, and in relation to the internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

APPENDIX 3 TO PROXY STATEMENT

ABLEAUCTIONS.COM, INC. 1999 STOCK OPTION PLAN

ABLEAUCTIONS.COM, INC.

1999 STOCK OPTION PLAN

This 1999 Stock Option Plan (the “Plan”) provides for the grant of options to acquire shares of common stock with a par value of $0.001 (collectively, the “Common Stock”) of Ableauctions.com, Inc. (the “Company”), a Florida corporation.  Stock options granted under the Plan that qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), are referred to in the Plan as “Incentive Stock Options.”  Incentive Stock Options and stock options that do not qualify under Section 422 of the Code (“Non-Qualified  Stock Options”) granted under the Plan are referred to collectively as “Options.”

1. PURPOSES

The purposes of the Plan are:

(a)

to retain the services of valued key employees and consultants of the Company and other persons selected by the Plan Administrator in accordance with Section 3 below;

(b)

to encourage those persons to acquire a greater proprietary interest in the Company, thereby strengthening their incentive to achieve the objectives of the Company’s shareholders and to serve as an aid and inducement in the hiring of new employees; and

(c)

to provide an equity incentive to consultants and other persons selected by the Plan Administrator.

2. ADMINISTRATION

The Plan will be administered initially by the Company’s Board of Directors (the  “Board”), except that the Board may, in its discretion, establish a committee (the “Committee”) composed of two or more members of the Board or two or more other persons to administer the Plan.  The Committee may be an executive, compensation, or other committee, including a separate committee especially created for this purpose, and will have the powers and authority vested in the Board hereunder (including the power and authority to interpret any provision of the Plan or of any Option).  The members of any Committee will serve at the pleasure of the Board.  A majority of the members of the Committee will constitute a quorum, and all actions of the Committee must be taken by a majority of the members present.  Any action may be taken by a written instrument signed by all of the members of the Committee and any action so taken will be fully effective as if it had been taken at a meeting.  The Board or, if applicable, the Committee is referred to herein as the “Plan Administrator.”

The Plan will be administered by the Board or by the Committee which, for the purposes hereof, will be composed of two or more members of the Board who are  “Non-Employee Directors” (as defined below) and, as applicable, outside directors.  The term “outside director” will have the meaning assigned to it under Section 162(m) of the Code (as amended from time to time) and the regulations (or any successor regulations) promulgated thereunder (“Section 162(m) of the Code”).  The term “Non-Employee Director” will have the meaning assigned to it under Rule 16b-3 (as amended from time to time) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or any successor rule or regulatory requirement.

Subject to the provisions of the Plan, and with a view to effecting its purpose, the Plan Administrator will have sole authority in its absolute discretion to:

(a)

construe and interpret the Plan;

(b)

define the terms used in the Plan;

(c)

prescribe, amend, and rescind the rules and regulations  relating to the Plan;

(d)

correct any defect, supply any omission, or reconcile any inconsistency in the Plan;

(e)

grant Options under the Plan;

(f)

determine the individuals to whom Options will be granted under the Plan and whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option;

(g)

determine the time or times at which Options will be granted under the Plan;

(h)

determine the number of shares of Common Stock subject to each Option, the exercise price of each Option, the duration of each Option and the times at which each Option will become exercisable;

(i)

determine all other terms and conditions of the Options; and

(j)

make all other determinations and interpretations necessary and advisable for the administration  of the Plan.  All decisions, determinations and interpretations made by the Plan Administrator will be binding and conclusive on all participants in the Plan and on their legal representatives, heirs, and beneficiaries.

The Board or, if applicable, the Committee may delegate to one or more executive officers of the Company the authority to grant Options under the Plan to employees of the Company who, on the Date of Grant (as defined in Section 5(b) of the Plan), are not subject to Section 16 of the Exchange Act with respect to the Common Stock (“Non-Insiders”), and are not “covered employees” as that term is defined for purposes of Section 162(m) of the Code (“Non-Covered Employees”), and in connection therewith the authority to determine:  (1) the number of shares of Common Stock subject to those Options; (2) the duration of the Option; (3) the vesting schedule for determining the times at which the Option will become exercisable; and (4) all other terms and conditions of those Options.  The exercise price for any Option granted by action of an executive officer or officers pursuant to a delegation of authority will not be less than the fair market value per share of the Common Stock on the Date of Grant.  Unless expressly approved in advance by the Board or the Committee, a delegation of authority will not include the authority to accelerate vesting, extend the period for exercise, or otherwise alter the terms of outstanding Options.  The term “Plan Administrator” when used in any provision of this Plan other than Sections 2, 5(f), 5(m), and 11 will be deemed to refer to the Board or the Committee, as the case may be, and an executive officer who has been authorized to grant Options pursuant thereto, insofar as these provisions may be applied to persons that are Non-Insiders and Non-Covered Employees and Options granted to those persons.

3.

ELIGIBILITY

Incentive Stock Options may be granted to any individual who, at the time the Option is granted, is an employee of the Company or any Related Corporation (as defined below) (“Employees”).  Non-Qualified Stock Options may be granted to Employees and to any other persons (other than directors who are not Employees) that are selected by the Plan Administrator.  Options may be granted in substitution for outstanding Options of another corporation in connection with the merger, consolidation, acquisition of property or stock, or other reorganization between that other corporation and the Company or any subsidiary of the Company.  Options also may be granted in exchange for outstanding Options.  Any person to whom an Option is granted under this Plan is referred to as an “Optionee.”  Any person who is the owner of an Option is referred to as a “Holder.”

As used in this Plan, the term “Related Corporation” will mean any corporation (other than the Company) that is a “Parent Corporation” of the Company or “Subsidiary Corporation” of the Company, as those terms are defined in Sections 424(e) and 424(f), respectively, of the Code (or any successor provisions) and the regulations thereunder (as amended from time to time).

4.

STOCK

The Plan Administrator is authorized to grant Options to acquire up to a total of 3,000,000 shares of the Company’s authorized but unissued, or reacquired, Common Stock.  The number of shares with respect to which Options may be granted hereunder is subject to adjustment as set forth in Section 5(m) hereof.  If any outstanding Option expires or is terminated for any reason, the shares of Common Stock allocable to the unexercised portion of that Option may again be subject to an Option granted to the same Optionee or to a different person eligible under Section 3 of this Plan; provided however, that any canceled Options will be counted against the maximum number of shares with respect to which Options may be granted to any particular person as set forth in Section 3 hereof.

5.

TERMS AND CONDITIONS OF OPTIONS

Each Option granted under this Plan will be evidenced by a written agreement approved by the Plan Administrator (the “Agreement”).  Agreements may contain provisions, not inconsistent with this Plan, that the Plan Administrator in its discretion deems advisable.  All Options also will comply with the following requirements:

(a)

Number of Shares and Type of Option

Each Agreement will state the number of shares of Common Stock to which it pertains and whether the Option is intended to be an Incentive Stock Option or a Non-Qualified Stock Option.  In the absence of action to the contrary by the Plan Administrator in connection with the grant of an Option, all Options will be Non-Qualified Stock Options.  The aggregate fair market value (determined at the Date of Grant, as defined below) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (granted under this Plan and all other Incentive Stock Option plans of the Company, a Related Corporation, or a predecessor corporation) will not exceed $100,000 or any other limit that may be prescribed by the Code, as amended from time to time.  Any portion of an Option that exceeds the annual limit will not be void but rather will be a Non-Qualified Stock Option.

(b)

Date of Grant

Each Agreement will state the date the Plan Administrator has deemed to be the effective date of the Option for the purposes of this Plan (the “Date of Grant”).

(c)

Option Price

Each Agreement will state the price per share of Common Stock at which it is exercisable.  The exercise price will be fixed by the Plan Administrator at whatever price the Plan Administrator determines in the exercise of its sole discretion; provided that the per share exercise price for an Incentive Stock Option or any Option granted to a “covered employee”, as that term is defined for the purposes of Section 162(m) of the Code (“Covered Employee”), will not be less than the fair market value per share of the Common Stock at the Date of Grant as determined by the Plan Administrator in good faith; provided further that with respect to Incentive Stock Options granted to greater-than-ten percent shareholders of the Company (as determined with reference to Section 424(d) of the Code), the exercise price per share will not be less than 110% of the fair market value per share of the Common  Stock at the Date of Grant as determined by the Plan Administrator in good faith; and, provided further that Options granted in substitution for outstanding  options of another corporation in connection with the merger, consolidation, acquisition of property or stock, or other reorganization  involving that other corporation and the Company or any subsidiary of the Company may be granted with an exercise price equal to the exercise price for the substituted option of the other corporation, subject to any adjustment consistent with the terms of the transaction pursuant to which the substitution is to occur.

(d)

Duration of Options

At the time of the grant of the Option, the Plan Administrator will designate, subject to paragraph 5(g) below, the expiry date of the Option, which date will not be later than 10 years from the Date of Grant in the case of Incentive Stock Options; provided that the expiry date of any Incentive Stock Option granted to a greater-than-ten percent shareholder of the Company (as determined with reference to Section 424(d) of the Code) will not be later than five years from the Date of Grant.  In the absence of action to the contrary by the Plan Administrator in connection with the grant of a particular Option and except in the case of Incentive Stock Options as described above, all Options granted under this Section 5 will expire 10 years from the Date of Grant.

(e)

Vesting Schedule

No Option will be exercisable until it has vested.  The vesting schedule for each Option will be specified by the Plan Administrator at the time of grant of the Option before the provision of services with respect to which the Option is granted; provided that if no vesting schedule is specified at the time of grant, the Option will vest according to the following schedule:

Number of Months Following Date of Grant	Percentage of Total Option Vested

3	12.5%
6	25%
9	37.5%
12	50%
15	62.5%
18	75%
21	87.5%
24	100%

The Plan Administrator may specify a vesting schedule for all or any portion of an Option based on the achievement of performance objectives established in advance of the Optionee’s commencement of services related to the achievement of the performance objectives.  Performance objectives will be expressed in terms of one or more of the following:  return on equity, return on assets, share price, market share, sales, earnings per share, costs, net earnings, net worth, inventories, cash and cash equivalents, and gross margin or the Company’s performance relative to its internal business plan.  Performance objectives may be in respect of the performance of the Company as a whole (whether on a consolidated or unconsolidated basis), a Related Corporation, or a subdivision, operating unit, product or product line of either of the foregoing.  Performance objectives may be absolute or relative and may be expressed in terms of a progression or a range.  An Option that is exercisable (in full or in part) on the achievement of one or more performance objectives may be exercised only following written notice to the Optionee and  the Company by the Plan Administrator that the performance objective has been achieved.

(f)

Acceleration of Vesting

The vesting of one or more outstanding Options may be accelerated by the Plan Administrator at the times and in the amounts that it will determine in its sole discretion.

(g)

Term of Option

Vested Options will terminate, to the extent not previously exercised, on the occurrence of the first of the following events:

(1)

the expiry of the Option, as designated by the Plan Administrator in accordance with Section 5(d) above;

(2)

the date of an Optionee’s termination of employment or contractual relationship with the Company or any Related Corporation for cause (as determined in the sole discretion of the Plan Administrator);

(3)

the expiry of three months from the date of an Optionee’s termination of  employment  or  contractual  relationship  with the Company or any Related Corporation for any reason whatsoever other than cause, death, or Disability (as defined below), unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator  until a date not later than the expiry date of the Option; or

(4)

the expiry of one year from termination of an Optionee’s employment or contractual relationship by reason of death or Disability (as defined below), unless, in the case of a Non-Qualified Stock Option, the exercise period is extended by the Plan Administrator until a date not later than the expiry date of the Option.

On the death of an Optionee, any vested Options held by the Optionee may be exercisable only by the person or persons to whom the Optionee’s rights under the Options pass by the Optionee’s will or by the laws of descent and distribution of the state or county of the Optionee’s domicile at the time of death and only until the Options terminate as provided above.  For the purposes of the Plan, unless otherwise defined in the Agreement, “Disability” means medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months or that can be expected to result in death (within the meaning of Section 22(e)(3) of the Code).  The Plan Administrator will determine whether an Optionee has incurred a Disability on the basis of medical evidence acceptable to the Plan Administrator.  On making a determination of Disability, the Plan Administrator will, for the purposes of the Plan, determine the date of an Optionee’s termination of employment or contractual relationship.

Unless accelerated in accordance with Section 5(f) above, unvested Options will terminate immediately on termination of the Optionee’s employment by the Company for any reason whatsoever, including death or Disability.  For the purposes of this Plan, transfer of employment between or among the Company and any Related Corporation will not be deemed to constitute a termination of employment with the Company or any Related Corporation.  For the purposes of this subsection, employment will be deemed to continue while the Optionee is on military leave, sick leave, or other bona fide leave of absence (as determined by the Plan Administrator).  Despite the foregoing, employment will not be deemed to continue beyond the first 90 days of leave, unless the Optionee’s re-employment rights are guaranteed by statute or by contract.

(h)

Exercise of Options

Options will be exercisable, in full or in part, at any time after vesting until termination.  If less than all of the shares included in the vested portion of any Option are purchased, the remainder may be purchased at any subsequent time before the expiry of the Option term.  No portion of any Option for less than 100 shares (as adjusted pursuant to Section 5(m) below) may be exercised; provided that if the vested portion of any Option is less than 100 shares, it may be exercised with respect to all shares for which it is vested.  Only whole shares may be issued pursuant to an Option, and to the extent that an Option covers less than one share, it is unexercisable.

Options or portions thereof may be exercised by giving written notice to the Company, which notice must specify the number of shares to be purchased and must be accompanied by payment in the amount of the aggregate exercise price for the Common Stock so purchased, which payment must be in the form specified in Section 5(i) below.  The Company will not be obliged to issue, transfer, or deliver a certificate of Common Stock to the Holder of any Option until provision has been made by the Holder, to the satisfaction of the Company, for the payment of the aggregate exercise price for all shares for which the Option has been exercised and for satisfaction of any tax withholding obligations associated with the exercise.  During an Optionee’s lifetime, Options are exercisable only by the Optionee or, in the case of a Non-Qualified Stock Option, a transferee who takes title to the Option in the manner permitted by subsection 5(k) hereof.

(i)

Payment on Exercise of Option

On the exercise of any Option, the aggregate exercise price will be paid to the Company in cash or by certified or cashier’s cheque.  In addition, the Holder may pay for all or any portion of the aggregate exercise price by complying with one or more of the following alternatives:

(1)

by delivering to the Company shares of Common Stock previously held by the Holder or by the Company withholding shares of Common Stock otherwise deliverable pursuant to exercise of the Option, which shares of Common Stock received or withheld will have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to the aggregate exercise price to be paid by the Optionee on exercise;

(2)

by delivering a properly signed exercise notice together with irrevocable instructions to a broker promptly to sell or  margin a sufficient portion of the shares and deliver directly to the Company the amount of sale or margin loan proceeds to pay the exercise price; or

(3)

by complying with any other payment mechanism approved by the Plan Administrator at the time of exercise.

Despite the foregoing, without the Plan Administrator’s prior written consent, a Holder will not surrender or attest to the ownership of shares of Common Stock in payment of the exercise price if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to any option for financial reporting purposes.

(j)

Rights as a Shareholder

A Holder will have no rights as a shareholder with respect to any shares covered by an Option until the Holder becomes a record holder of the shares, irrespective of whether the Holder has given notice of exercise.  No rights will accrue to a Holder and no adjustments will be made on account of dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights declared on, or created in, the Common Stock for which the record date is before the date on which the Holder becomes a record holder of the shares of Common Stock covered by the Option, irrespective of whether the Holder has given notice of exercise.

(k)

Transfer of Option

Options granted under this Plan and the rights and privileges conferred by this Plan may not be transferred, assigned, pledged, or hypothecated in any manner (whether by operation of law or otherwise) other than by will, by applicable laws of descent and distribution, or (except in the case of an Incentive Stock Option) pursuant to a qualified domestic relations order, and will not be subject to execution, attachment, or similar process; provided however that any Agreement may provide or be amended to provide that a Non-Qualified Stock Option to which it relates is transferable without payment of consideration to immediate family members of the Optionee or to trusts or partnerships or limited liability companies established exclusively for the benefit of the Optionee and the Optionee’s immediate family members.  On any attempt to transfer, assign, pledge, hypothecate, or otherwise dispose of any Option or of any right or privilege conferred by this Plan contrary to the provisions hereof, or on the sale, levy, or any attachment or similar process on the rights and privileges conferred by this Plan, the Option will terminate and become null and void.

(l)

Securities Regulation and Tax Withholding

(1)

Shares will not be issued with respect to an Option unless the exercise of the Option and the issuance and delivery of the shares complies with all relevant provisions of law, including without limitation Section 162(m) of the Code; any applicable state securities laws; the Securities Act of 1933, as amended; the Exchange Act and the rules and regulations thereunder; and the requirements of any stock exchange or automated inter-dealer quotation system of a registered national securities association on which the shares may then be listed.  The share issuance will be further subject to the approval of counsel for the Company with respect to compliance, including the availability of an exemption from registration for the issuance and sale of the shares.  The Company’s inability to obtain from any regulatory body the authority deemed by the Company to be necessary for the lawful issuance and sale of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, will relieve the Company of any liability with respect to the non-issuance or sale of the shares.

As a condition to the exercise of an Option,  the Plan  Administrator may require the Holder to represent and warrant in writing at the time of exercise that the shares are being  purchased  only for  investment and without  any  then-present  intention  to sell or  distribute  the shares. At the option of the Plan Administrator, a stop-transfer order against the shares may be placed on the stock books and records of the Company and a legend indicating that the stock may not be  pledged, sold,  or  otherwise  transferred  unless an  opinion  of  counsel  is provided  stating  that  the  transfer  is  not  in  violation  of any applicable  law or  regulation  may  be  stamped  on the  certificates representing the shares to assure an exemption from registration.  The Plan Administrator also may require other documentation that may from time to time be necessary to comply with federal and state securities laws.

(2)

The Holder will pay to the Company by certified or cashier’s cheque, promptly on exercise of an Option or, if later, on the date that the amount of the obligations becomes determinable, all applicable federal, state, local, and foreign withholding taxes that the Plan Administrator, in its discretion, determines to result on exercise of an Option or from a transfer or other disposition of shares of Common Stock acquired on exercise of an Option or otherwise related to an Option or shares of Common Stock acquired in connection with an Option.  On the Plan Administrator’s approval, a Holder may satisfy that obligation by complying with one or more of the following alternatives selected by the Plan Administrator:

(A)

by  delivering to the Company  shares of Common Stock  previously held by the Holder or by the Company withholding shares of Common Stock  otherwise  deliverable  pursuant  to the  exercise  of the Option,  which shares of Common Stock  received or withheld  will have a fair market value at the date of exercise (as determined by the Plan Administrator) equal to any  withholding  tax  obligations arising as a result of the exercise, transfer, or other disposition;

(B)

by signing appropriate loan documents approved by the Plan Administrator by which the Holder borrows funds from the Company to pay any withholding taxes due under this Paragraph 2, with any repayment terms selected by the Plan Administrator; or

(C)

by complying with any other  payment mechanism approved by the Plan Administrator from time to time.

Despite the foregoing, without the Plan Administrator’s prior written consent, a Holder will not surrender or attest to the ownership of shares of Common Stock in payment of the exercise price if that action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to any option for financial reporting purposes.

(3)

The issuance, transfer, or delivery of certificates of Common Stock pursuant to the exercise of Options may be delayed, at the Plan Administrator’s discretion, until the Plan Administrator is satisfied that the applicable requirements of the federal and state securities laws and the withholding provisions of the Code have been met and that the Holder has paid or otherwise satisfied any withholding tax obligation as described in (2) above.

(m)

Stock Dividend or Reorganization.

(1)

If:

(A)

the Company at any time becomes involved in a transaction described in Section 424(a) of the Code (or any successor provision) or any “corporate transaction” described in the regulations thereunder;

(B)

the Company declares a dividend payable in, or subdivides or combines, its Common Stock; or

(C)

any other event with substantially the same effect occurs,

the Plan  Administrator  will, subject to applicable law, with respect  to each outstanding Option,  proportionately  adjust  the  number of shares of Common  Stock  subject to that  Option  and/or the  exercise price per share to  preserve  the rights of the  Holder  substantially proportionate  to the rights of the Holder  before that event,  and to the extent that the adjustment includes an increase or decrease in the number of shares of Common Stock subject to outstanding  Options,  the number  of  shares  available  under  Section 4 of this  Plan will automatically be increased or decreased, as the case may be,  proportionately,  without further action on the part of the Plan Administrator, the Company, the Company’s shareholders, or any Holder.

(2)

If the presently authorized capital stock of the Company is changed into the same number of shares with a different par value or without par value, the stock resulting from the change will be deemed to be Common Stock within the meaning of the Plan, and each Option will apply to the same number of shares of the new stock as it applied to old shares immediately before the change.

(3)

If the Company at any time declares an extraordinary dividend with respect to the Common Stock, whether payable in cash or other property, the Plan Administrator may, subject to applicable law, in the exercise of its sole discretion and with respect to each outstanding Option, proportionately adjust the number of shares of Common Stock subject to the Option and/or adjust the exercise price per share to preserve the rights of the Holder substantially proportionate to the rights of the Holder before the event, and to the extent that the adjustment includes an increase or decrease in the number of shares of Common Stock subject to outstanding Options, the number of shares available under Section 4 of  this Plan will automatically be increased or decreased, as the case may be, proportionately, without further action on the part of the Plan Administrator, the Company, the Company’s shareholders, or any Holder.

(4)

The foregoing adjustments in the shares subject to Options will be made by the Plan Administrator, or by any successor administrator of this Plan, or by the applicable terms of any assumption or substitution document.

(5)

The grant of an Option will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure; to merge, consolidate, or dissolve; to liquidate or to sell or transfer all or any part of its business or assets.

6.

EFFECTIVE DATE; TERM

Incentive Stock Options may be granted by the Plan Administrator from time to time on or after the date on which this Plan is adopted (the  “Effective Date”) through the day immediately preceding the 10th anniversary of the Effective Date.  Non-Qualified Stock Options may be granted by the Plan Administrator on or after the Effective Date and until this Plan is terminated by the Board in its sole discretion.  Termination of this Plan will not terminate any Option granted before termination.  Any Incentive Stock Options granted by the Plan Administrator before approval of this Plan by the Company’s shareholders in accordance with Section 422 of the Code will be granted subject to ratification of the Plan by the shareholders of the Company within 12 months before or after the Effective Date.  Any Option granted by the Plan Administrator to any Covered Employee before approval of this Plan by the Company’s shareholders in accordance with Section 422 of the Code will be granted subject to ratification of this Plan by the shareholders of the Company within 12 months before or after the Effective Date.  If shareholder ratification is sought and not obtained, all Options granted prior thereto and thereafter will be considered Non-Qualified Stock Options and any Options granted to Covered Employees will not be eligible for the exclusion set forth in Section 162(m) of the Code with respect to the deductibility by the Company of certain compensation.

7.

NO OBLIGATIONS TO EXERCISE OPTION

The grant of an Option will not impose an obligation on the Optionee to exercise the Option.

8.

NO RIGHT TO OPTIONS OR TO EMPLOYMENT

Whether or not any Options are to be granted under this Plan will be exclusively within the discretion of the Plan Administrator, and nothing contained in this Plan will be construed as giving any person any right to participate under this Plan.  The grant of an Option will in no way constitute any form of agreement or understanding binding on the Company or any Related Corporation, express or implied, that the Company or any Related Corporation will employ or contract with an Optionee for any length of time, nor will it interfere in any way with the Company’s or, where applicable, a Related Corporation’s right to terminate an Optionee’s employment at any time, which right is reserved.

9.

APPLICATION OF FUNDS

The proceeds received by the Company from the sale of Common Stock issued on the exercise of Options will be used for general corporate purposes, unless otherwise directed by the Board.

10.

INDEMNIFICATION OF PLAN ADMINISTRATOR

In addition to all other rights of indemnification they may have as members of the Board, members of the Plan Administrator will be indemnified by the Company for all reasonable expenses and liabilities of any type or nature, including attorneys’ fees, incurred in connection with any action, suit, or proceeding to which they or any of them are a party by reason of or in connection with the Plan or any Option granted under the Plan, and against all amounts paid by them in settlement thereof (provided that the settlement is approved by independent legal counsel selected by the Company), except to the extent that those expenses relate to matters for which it is adjudged that the Plan Administrator member is liable for willful misconduct; provided, that within 15 days after the institution of any action, suit or proceeding, the Plan Administrator  member involved therein must, in writing, notify the Company of the action, suit, or proceeding so that the Company may make appropriate arrangements to prosecute or defend it.

11.

AMENDMENT OF PLAN

The Plan Administrator may, at any time, modify, amend, or terminate the Plan or modify or amend Options granted under the Plan, including without limitation any modifications or amendments necessary to maintain compliance with applicable statutes, rules, or regulations; provided however that no amendment with respect to an outstanding Option that has the effect of reducing the benefits afforded to the Holder will be made over the objection of the Holder; and further provided that the events triggering acceleration of vesting of outstanding Options may be modified, expanded, or eliminated without the consent of Holders.  The Plan Administrator may condition the effectiveness of any amendment on the receipt of shareholder approval at the time and in the manner that the Plan Administrator considers necessary for the Company to comply with or to avail the Company and the Optionees of the benefits of any securities, tax, market listing, or other administrative or regulatory requirement.  Without limiting the generality of the foregoing, the Plan Administrator may modify grants to persons who are eligible to receive Options under this Plan who are foreign  nationals or employed outside the United States to recognize differences in local law, tax policy, or custom.

Effective Date:  October 14, 1999

ABLEAUCTIONS.COM, INC.

Per:

/s/ Abdul Ladha

--------------------------------

President